Exhibit 99.4


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------X
                                               :
In re:                                            Chapter 11
                                               :
JACOM COMPUTER SERVICES, INC.,                    Lead Case No.
UNICAPITAL CORPORATION, ET AL.,                :  00-42719 (CB)


                        Debtors.               :  Case Nos. 00-42719 (CB)
                                                  through 00-42837 (CB) and
                                               :  No. 01-11617 (CB)

                                               :  (Jointly Administered)

-----------------------------------------------X

      DISCLOSURE STATEMENT RELATING TO SECOND AMENDED AND RESTATED PLAN OF
                    REORGANIZATION OF UNICAPITAL CORPORATION
         AND DEBTOR SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
         ---------------------------------------------------------------

Dated:      New York, New York
            December 12, 2001

                                    GREENBERG TRAURIG, LLP
                                    Counsel for Jacom Computer
                                    Services, Inc., UniCapital
                                    Corporation, et al.
                                    Debtors in Possession
                                    Attn: Richard S. Miller, Esq.
                                          Howard J. Berman, Esq.
                                          Robert Honeywell, Esq.
                                    200 Park Avenue
                                    New York, NY 10166
                                    (212) 801-9200

                                TABLE OF CONTENTS

                                                                            Page

PRELIMINARY STATEMENT........................................................1

INTRODUCTION.................................................................2
      A.    Major Parties To The Chapter 11 Cases And Their
            Representatives..................................................2
      B.    Summary of Treatment of Claims Under the Plan....................3
      C.    Exhibits.........................................................5
      D.    Notice to Creditors..............................................5
      E.    Disclosure Statement Enclosures..................................6
      F.    Summary of Voting Procedures.....................................7
      G.    Explanation of Chapter 11........................................8

I.    GENERAL INFORMATION....................................................9
      A.    Overview of the Company's Business...............................9

II.   ACTIVITIES WITHIN THE CHAPTER II CASES................................16
      A.    Filing..........................................................16
      B.    Administration of the Cases.....................................17
      C.    Bankruptcy Court First Day Orders...............................17
      D.    Retention and Compensation of  Professionals....................17
      E.    The Debtors' Business Operations................................18
      F.    Asset Sales.....................................................19
      G.    Executory Contracts and Unexpired Leases........................19
      H.    Litigation, Stay Relief and Investigations......................20
      I.    Other Matters...................................................23
      J.    Bar Date For Filing Proofs of Claims............................24
      K.    Notice Regarding Certain Potential Claims.......................24

III.  SUMMARY OF THE PLAN...................................................26
      A.    Overview of the Plan............................................26
      B.    Pooling of Liabilities for Purposes of Voting and
            Distribution....................................................27
      C.    Summary of Classification and Treatment of Claims and
            Equity Interests Under the Plan.................................27
      D.    Implementation of Plan; Establishments of Claims Reserves.......31
      E.    Distributions To Holders Of Claims And Interests................33

IV.   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS............................33
      A.    Jurisdiction of Court...........................................33
      B.    Binding Effect..................................................33
      C.    Term of Injunctions or Stays....................................33
      D.    Rights of Action................................................33
      E.    Revesting of Assets.............................................34
      F.    Discharge Injunctions and Releases..............................34

V.    EXECUTORY CONTRACTS...................................................35

VI.   CONDITIONS TO CONFIRMATION AND OCCURRENCE  OF EFFECTIVE DATE..........36
      A.    Conditions to Confirmation......................................36
      B.    Conditions to Occurrence of Effective Date......................36
      C.    Waiver of Conditions to Confirmation and Occurrence of
            Effective Date..................................................37

VII.  CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN................37
      A.    Confirmability and Severability of a Plan.......................37
      B.    Cramdown........................................................37

VIII. ADMINISTRATIVE PROVISIONS.............................................37
      A.    Retention of Jurisdiction.......................................37
      B.    Other Administrative Provisions.................................38

IX.   ESTIMATED DISTRIBUTIONS...............................................39

X.    FINANCIAL PROJECTIONS.................................................40
      A.    Responsibility for and Purpose of the Projections...............40
      B.    Summary of Significant Assumptions..............................41
      C.    Special Note Regarding Forward-Looking Statements...............44
      D.    Financial Projections...........................................45

XI.   VOTING REQUIREMENTS, ACCEPTANCE, CONFIRMATION  AND CONSUMMATION
      OF THE PLAN...........................................................45
      A.    General.........................................................45
      B.    Eligibility to Vote.............................................46
      C.    Estimation and Temporary Allowance of Claims....................46
      D.    Acceptance Requirements.........................................46
      E.    Transmission of Ballots.........................................47
      F.    Acceptances Required From Impaired Classes......................47
      G.    Confirmation Without Acceptance of All Impaired Classes
            ("Cram-down")...................................................47
      H.    Feasibility of the Plan.........................................49
      I.    Best Interests of Creditors.....................................49

XII.  COMPLIANCE WITH SECURITIES LAWS.......................................50
      A.    Compliance with Securities Laws.................................50

XIII. CERTAIN RISK FACTORS TO BE CONSIDERED.................................51
      A.    Settlements Embodied in the Plan................................51
      B.    Projected Financial Information.................................51
      C.    Securities Issued to Class 1....................................51

XIV.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN...................52
      A.    Federal Income Tax Consequences Generally.......................52
      B.    Federal Income Tax Consequences to the Debtors..................53
      C.    Federal Income Tax Consequences to Holders of Allowed Claims....55
      D.    Disputed Claims.................................................56
      E.    Withholding and Reporting.......................................57

XV.    ALTERNATIVES TO CONFIRMATION OF THE PLAN.............................57

XVI.   ALTERNATIVE PLANS OF REORGANIZATION..................................57

XVII.  CONFIRMATION HEARING.................................................58

XVIII. CONCLUSION...........................................................59




EXHIBITS

Exhibit 1     Second Amended and Restated Plan of Reorganization
Exhibit 2     Subjects of Investigation and Potential Defendants
Exhibit 3     Summary of Possible Sales Tax Exposure
Exhibit 4     Collateral Values
Exhibit 5     Projections
Exhibit 6     Liquidation Analysis

                              PRELIMINARY STATEMENT

      THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE.

      NO PERSON MAY GIVE ANY INFORMATION ON BEHALF OF THE DEBTORS REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN, OTHER THAN THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.

      THIS DISCLOSURE STATEMENT IS DESIGNED TO PROVIDE ADEQUATE INFORMATION TO ENABLE HOLDERS OF CLAIMS AGAINST THE DEBTORS TO MAKE AN INFORMED JUDGMENT ON WHETHER TO ACCEPT OR REJECT THE PLAN. ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN (WHICH IS ANNEXED HERETO AS EXHIBIT 1), OTHER EXHIBITS ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE COURT IN CONNECTION WITH THE PLAN. SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN ARE MATERIALLY ACCURATE, AND
(B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

      PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED, AND SHOULD BE AWARE THAT ACTUAL DISTRIBUTIONS MAY VARY FROM THE ESTIMATES CONTAINED HEREIN.

      THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE COURT AS CONTAINING ADEQUATE INFORMATION OF A KIND AND IN SUFFICIENT DETAIL TO ENABLE HOLDERS OF CLAIMS TO MAKE AN INFORMED JUDGMENT WITH RESPECT TO VOTING TO ACCEPT OR REJECT THE PLAN. HOWEVER, THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A RECOMMENDATION OR DETERMINATION BY THE COURT WITH RESPECT TO THE MERITS OF THE PLAN.

      THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), OR SIMILAR PUBLIC GOVERNMENTAL OR REGULATORY AUTHORITY AND NEITHER THE SEC NOR SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT, THE INFORMATION CONTAINED

HEREIN, OR THE MERITS OF THE PLAN OF REORGANIZATION. THE ISSUANCE OF
CERTAIN SECURITIES AS DESCRIBED HEREIN IN EXCHANGE FOR THE CANCELLATION OF CERTAIN EXISTING INDEBTEDNESS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SIMILAR STATE OR "BLUE SKY" LAWS. THE ISSUANCE OF SUCH SECURITIES ARE BEING MADE PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE.

      ALL CAPITALIZED TERMS AND PHRASES USED IN THIS DISCLOSURE STATEMENT AND NOT OTHERWISE DEFINED HEREIN WILL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

                                  INTRODUCTION

      UniCapital Corporation ("UniCapital") and the other above-named debtors and debtors-in-possession, as set forth on Annex A (collectively, the "Debtors") in the above-captioned chapter 11 cases (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the Southern District of New York (the "Court") under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. (as amended, the "Bankruptcy Code"), filed their Second Amended and Restated Plan of Reorganization, dated December 12, 2001 with the Bankruptcy Court, as such plan may be further amended from time to time (the "Plan"), a copy of which is annexed as Exhibit 1. The Debtors are distributing this disclosure statement (the "Disclosure Statement"), pursuant to section 1125 of the Bankruptcy Code, to provide the Debtors' creditors with adequate information so that they can make an informed judgment to accept or reject the Plan. Please read this Disclosure Statement and the Plan carefully and follow the instructions set forth below to vote on the Plan.

      The Debtors have had extensive discussions regarding the Plan with Bank of America, N.A. (the "Agent" or "Bank of America"), in its capacity as Agent for certain lenders (the "Revolving Lenders") under the Credit Agreement,(1) and the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases (the "Committee"). The Plan is the product of such discussions and negotiations among the Debtors, the Agent and the Committee. The Debtors and the Committee urge you to vote to accept the Plan.

      A. MAJOR PARTIES TO THE CHAPTER 11 CASES AND THEIR REPRESENTATIVES

      The Debtors' principal legal advisor is Greenberg Traurig, LLP. The Debtors have also retained Morgan, Lewis & Bockius LLP as special counsel in connection with certain corporate, securities and SEC matters. The Debtors' auditors are PricewaterhouseCoopers LLP ("Pricewaterhouse"). They can be contacted at:


---------------------
      (1) Unless otherwise defined herein, capitalized terms used in this Disclosure Statement are defined as set forth in the Plan or as defined in the Bankruptcy Code.

-------------------------------------------------------------------------------
GREENBERG TRAURIG, LLP                       PRICEWATERHOUSECOOPERS LLP
200 Park Avenue                              200 S. Biscayne Blvd.
New York, NY 10161                           Miami, FL  33131-2330
(212) 801-9200                               (305) 381-9400
Attn:  Richard S. Miller, Esq.               Attn:  Peter R. Woolf
-------------------------------------------------------------------------------


      The Committee is composed of:

-------------------------------------------------------------------------------
COMPTEL DATA SYSTEMS     BATTENFELD GLOUCESTER      DUCKER FORDERTECHNIK
c/o Robert E. Seaman     ENGINEERING CO., INC.      Ernst-Tellering-Strasse 13
III, Attorney at Law     11 Dory Road, P.O. Box 900 D-40764 Langenfeld, Germany
207 Washington St.       Gloucester, MA  01931-0900 Counsel:
Northvale, NJ  07647     (978) 282-9317             -------
(201) 767-3261           Attn:  Donald J. Shade     Lisman, Webster,
                                                    Kirkpatrick &
                                                    Leckerling, P.C.
                                                    84 Pine Street
                                                    Burlington, VT  05401
                                                    (802) 864-5756
                                                    Attn:  Mark Oettinger, Esq.

-------------------------------------------------------------------------------


      The Committee retained Togut, Segal & Segal LLP ("TS&S") as its legal advisors and Deloitte Consulting L.P. and Deloitte & Touche LLP ("Deloitte") as reorganization consultants and accountants, respectively. These advisors can be contacted at:

-------------------------------------------------------------------------------
TOGUT, SEGAL & SEGAL LLP           DELOITTE CONSULTING L.P.
One Penn Plaza - Suite 3335        DELOITTE & TOUCHE LLP
New York, NY  10119                1633 Broadway
(212) 594-5000                     New York, NY 10019
Attn:  Albert Togut, Esq.          Attn:  Roy H. Owen
       Neil Berger, Esq.
-------------------------------------------------------------------------------


      B. SUMMARY OF TREATMENT OF CLAIMS UNDER THE PLAN

      The table on this page summarizes the treatment for creditors and shareholders (equity interests) under the Plan. For a more complete explanation, please refer to the discussion in Article III, Section C of this Disclosure Statement, entitled "Summary of Classification and Treatment of Claims and Equity Interests Under the Plan" and to the Plan itself.



--------------------------------------------------------------------------
                                                          ESTIMATED
CLASS          DESCRIPTION        TREATMENT               RECOVERY

--------------------------------------------------------------------------

               Administrative     Unimpaired              100%
               Claims

--------------------------------------------------------------------------

               Priority Tax       Unimpaired              100%
               Claims

--------------------------------------------------------------------------
                                                          ESTIMATED
CLASS          DESCRIPTION        TREATMENT               RECOVERY

--------------------------------------------------------------------------

1              Revolving Lender   Impaired              See, Article  III,
               Secured Claims                           Section C of this
                                                        Disclosure
                                                        Statement

--------------------------------------------------------------------------

2              Lehman Secured     Impaired              See, Article III,
               Claims                                   Section C of this
                                                        Disclosure
                                                        Statement

--------------------------------------------------------------------------

3              Other Secured      Impaired              See, Article  III,
               Claims                                   Section C of this
                                                        Disclosure
                                                        Statement

--------------------------------------------------------------------------

4              Priority Non-Tax   Unimpaired            100%
               Claims
--------------------------------------------------------------------------

5              General Unsecured  Impaired            The  greater of (i)
               Claims                                 10%   of    Allowed
                                                      Class 5 Claims  (up
                                                      to     $10,000,000)
                                                      and            (ii)
                                                      $5,000,000       if
                                                      greater(2)

--------------------------------------------------------------------------

6              Subordinated       Impaired            No Recovery
               Claims

--------------------------------------------------------------------------

7              Penalty Claims     Impaired            No Recovery

--------------------------------------------------------------------------

8              Equity Interests   Impaired            No Recovery
               in
               UniCapital
--------------------------------------------------------------------------


      All Allowed Administrative and Priority Claims will be paid in full, from reserves established on the Effective Date.

      Allowed Class 1 Revolving Lender Claims will be paid principally from the cash proceeds of the Debtors' Assets, which will be held by the Reorganized Debtors and two new entities to be formed, Asset LLC (which will own the stock of the Reorganized Debtors) and Litigation LLC (which will own Causes of Action). Asset LLC and Litigation LLC will in turn be owned by a new entity, Newco, which will be owned by Bank of America or its designee. The value of the Newco stock is part of the Class 1 distribution.

      Allowed Class 2 Claims will be paid through the reinstatement of the Lehman Credit Agreement, or through the return of the Collateral (or substitute Collateral of equivalent value, on prior notice), the proceeds from the sale of the Collateral, or another agreed treatment between the creditor and Asset LLC.


-----------------
      (2) The estimates for these recoveries are explained more fully in Article IX of this Dislosure Statement.

      Allowed Class 3 Claims will be paid through the Cash proceeds received on the Collateral, the proceeds from the sale of the Collateral, the abandonment of the Collateral (or substitute Collateral of equivalent value, on prior notice), or another treatment agreed between the creditor and Asset LLC. Allowed Class 3 Claims are fixed at the Collateral Values listed in an Exhibit to the Disclosure Statement, unless a holder objects prior to the Effective Date and a different amount is determined by Final Order of the Bankruptcy Court.

      Allowed Class 5 Claims will be paid the greater of (i) 10% of the Allowed amounts of their Claims (subject to a $10,000,000 cap), or (ii) $5,000,000, if greater. These payments are being funded from a variety of sources:

      --    an initial $5,000,000 guaranteed payment;

      -- subject to the 10% cap described below: up to an additional $5,000,000, from Permitted Avoidance Actions and possible additional payments from portions of the Portland Sale Proceeds that are not used to fund Administrative and Priority Claims;

      -- subject to the 10% cap described below: up to an additional $1,000,000 payment to Class 5, if the total of the above two amounts does not reach $6,000,000 within three years after the Effective Date.

      The maximum Distributions to Allowed Class 5 Claims consists of the greater of 10% of such Claims, and the $5,000,000 guaranteed payment. For example, if the total of Allowed Class 5 Claims is $70,000,000, then the total distributions will be the greater of $7,000,000 or, if such number has not been reached by the third anniversary, $6,000,000. If the total Allowed Class 5 Claims is $40,000,000, then the total distributions to Class 5 will be $5,000,000.

      There are also possible additional payments from the Net Proceeds from the Assets of the Reorganized Debtors, Asset LLC and Litigation LLC: (a) a 50% share of Net Proceeds, if Class 1 is indefeasibly paid the Revolving Lender Distribution in Cash within three years; and (b) all remaining Net Proceeds, if Class 1 is indefeasibly paid in Cash in full at any time pursuant to the Plan. If Class 1 is paid in full, then Distributions to Class 5 could exceed 10%.

      C. EXHIBITS

      All exhibits to this Disclosure Statement are attached hereto or are in a separate appendix being delivered with this Disclosure Statement, and will be filed with the Court on or before the date of the hearing on approval of this Disclosure Statement and are incorporated as if fully set forth herein and are a part of this Disclosure Statement.

      D. NOTICE TO CREDITORS

      1. PURPOSE OF DISCLOSURE STATEMENT. This Disclosure Statement is being transmitted to holders of impaired Claims against the Debtors that are entitled to vote to accept or reject the Plan (i.e., Class 1 -- Revolving Lender Claims; Class 2 - Lehman Secured Claims; Class 3 -- Other Secured Claims; and Class 5 --

General Unsecured Claims). Pursuant to the Disclosure Statement Order, the Bankruptcy Court has authorized the Debtors to deliver a Court-approved notice of the hearing on confirmation of the Plan to holders of Interests in UniCapital (i.e. Class 8), instead of the Disclosure Statement, since no recovery is available to the holders of such Interests.

      The purpose of this Disclosure Statement is to provide creditors with information that (i) summarizes the Plan and alternatives to the Plan, (ii) advises creditors of their rights under the Plan, (iii) assists creditors entitled to vote in making informed decisions to accept or reject the Plan, and
(iv) assists the Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed. This Disclosure Statement contains important information regarding the Debtors' history, developments in the Chapter 11 Cases, the Plan, including a summary thereof, and considerations pertinent to acceptance or rejection of the Plan. This Disclosure Statement is designed to provide holders of impaired Claims that are entitled to vote to accept or reject the Plan with adequate information to enable such holders to make a reasonably informed decision with respect to the Plan. All creditors are encouraged to read this Disclosure Statement and its exhibits carefully and in their entirety before deciding to accept or reject the Plan.

      2. INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. This Disclosure Statement is the only document authorized by the Bankruptcy Court to be used in connection with the solicitation of votes accepting the Plan. No solicitation of votes may be made except pursuant to this Disclosure Statement, and no Person has been authorized by the Bankruptcy Court or the Debtors to use or disclose any information concerning the Debtors other than the information contained herein. Other than as explicitly set forth in this Disclosure Statement, you should not rely upon any information relating to the Debtors, their estates, the value of their assets, the nature or amounts of their liabilities, their creditors' Claims, or the amount or value of any distributions made under the Plan. All financial information contained in this Disclosure Statement has been provided by the Debtors. The financial information contained herein as described in Article X ("Financial Projections") of this Disclosure Statement has not been the subject of a certified audit and has not been prepared in accordance with generally accepted accounting principles. This Disclosure Statement is accurate to the best of the Debtors' knowledge, information and belief. The Debtors have endeavored to make this Disclosure Statement as clear and comprehensive as possible in order to furnish creditors with adequate information to make an informed decision regarding acceptance or rejection of the Plan.

      PLEASE READ THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN, IN ITS ENTIRETY PRIOR TO VOTING ON THE PLAN. A COPY OF THE PLAN IS ANNEXED AS EXHIBIT 1. THIS DISCLOSURE STATEMENT PROVIDES A BRIEF SUMMARY OF THE TERMS OF THE PLAN, FOR THE CONVENIENCE OF CREDITORS, BUT THE PLAN ITSELF QUALIFIES SUCH SUMMARY. ACCORDINGLY, IF THERE EXISTS ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN WILL CONTROL.

      E. DISCLOSURE STATEMENT ENCLOSURES.

      Accompanying the Disclosure Statement are the following enclosures:

      1. DISCLOSURE STATEMENT APPROVAL ORDER. A copy of the order of the Court dated December 12, 2001, approving this Disclosure Statement and, among other things, establishing procedures for voting on the Plan, and scheduling the hearing to consider, and the deadline for objecting to, confirmation of the Plan (the "Disclosure Statement Approval Order").

      2. NOTICE OF CONFIRMATION HEARING. A copy of the notice of the deadline for submitting ballots to accept or reject the Plan and, among other things, the date, time and place of the hearing to confirm the Plan, and the deadline for filing objections to confirmation of the Plan (the "Notice of Confirmation Hearing").

      3. BALLOTS. One or more ballots (and return envelopes) for voting to accept or reject the Plan, unless you are not entitled to vote. See Article XI below for an explanation of which parties-in-interest are entitled to vote.

      4. EXHIBIT APPENDIX. A separate appendix of Exhibits 1-4 to this Disclosure Statement may be enclosed as a separate tabbed appendix, if such exhibits are not attached to this Disclosure Statement.

      F. SUMMARY OF VOTING PROCEDURES.

      The following entities are entitled to vote on the Plan:

      (1) The Revolving Lenders under the Credit Agreement (Class 1);

      (2) other creditors of the Debtors that hold Allowed Secured Claims (Classes 2 and 3); and

      (3) creditors of the Debtors that hold Allowed General Unsecured Claims (Class 5).

      To be counted, your vote, if being sent by mail, must be received, pursuant to the following instructions, by the Debtors' agent at the following address, before the Voting Deadline of 12:00 noon (Eastern Time) on January 4, 2002.

                  UniCapital Corporation, et al.
                  c/o Donlin, Recano & Company, Inc.
                  P.O. Box 2034
                  Murray Hill Station
                  New York, New York 10156

                  Or, if being sent by hand, to the following address:

                  UniCapital Corporation, et al.
                  c/o Donlin, Recano & Company, Inc.
                  419 Park Avenue South, Suite 1206
                  New York, New York 10016

      IF YOU ARE THE HOLDER OF A CLASS 1 REVOLVING LENDER CLAIM, A CLASS 2 LEHMAN SECURED CLAIM, A CLASS 3 SECURED CLAIM OR A CLASS 5 GENERAL UNSECURED
CLAIM:

            Please complete the information requested on the Ballot, sign, date and indicate your vote on the Ballot, and return the completed Ballot in the enclosed pre-addressed, postage-paid envelope so that it is actually received by the Voting Agent before the Voting Deadline.

      IF YOU ARE A HOLDER OF A CLAIM AND YOU HAVE RETURNED YOUR BALLOT, BUT FAILED TO INDICATE ON YOUR BALLOT WHETHER YOU ACCEPT OR REJECT THE PLAN, SUCH BALLOT WILL BE COUNTED AS AN ACCEPTANCE OF THE PLAN.

      CLAIMS AS TO WHICH AN OBJECTION HAS BEEN FILED, EITHER BEFORE OR AFTER THE VOTING RECORD DATE (AS DEFINED IN THE DISCLOSURE STATEMENT ORDER), WILL NOT BE ENTITLED TO VOTE ON THE PLAN, REGARDLESS OF WHETHER THE HOLDERS OF SUCH CLAIMS HAVE RECEIVED BALLOTS. ANY BALLOTS RECEIVED FROM THE HOLDERS OF SUCH CLAIMS SHALL NOT BE COUNTED, EXCEPT TO THE EXTENT SUCH CLAIMS ARE TEMPORARILY ALLOWED FOR VOTING PURPOSES BY THE BANKRUPTCY COURT.

      G. EXPLANATION OF CHAPTER 11.

      Chapter 11 is the principal reorganization vehicle of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its affairs for its benefit and the benefit of its creditors. In a chapter 11 case the debtor typically remains in control of the estate as the "debtor-in-possession." Upon filing a petition for chapter 11 reorganization and during the pendency of a reorganization case, the Bankruptcy Code imposes an automatic stay against creditors' attempts to collect or enforce, through litigation or otherwise, claims against the debtor. The automatic stay provisions of section 362 of the Bankruptcy Code, unless lifted by court order, will generally prohibit or restrict attempts by secured or unsecured creditors or other claimants to collect or enforce any claims against the debtor that arose prior to the commencement of the chapter 11 case.

      The provisions of the Bankruptcy Code are designed to encourage the parties in interest in a chapter 11 proceeding to negotiate the terms of a plan of reorganization so that it may be confirmed. The plan of reorganization is the vehicle for satisfying the claims against and interests in the debtor. After the plan of reorganization has been filed, the holders of claims against and/or interests in a debtor may be permitted to vote to accept or reject the plan.
Section 1125 of the Bankruptcy Code requires a debtor, before soliciting acceptances of the proposed plan, to prepare a disclosure statement containing adequate information of such kind, and in such detail, as to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Court has determined that this Disclosure Statement meets that test.

                             I. GENERAL INFORMATION

      A. OVERVIEW OF THE COMPANY'S BUSINESS

      UniCapital was founded in October 1997. It commenced operations in May 1998 in conjunction with the consummation of an initial public offering, pursuant to which UniCapital raised approximately $532 million, and the acquisition of twelve equipment-leasing, specialty finance and related businesses. Shortly thereafter, UniCapital completed the acquisition of five additional equipment leasing, specialty finance and related businesses, and prior to the Petition Date it established numerous new subsidiaries to carry out its operations. The various companies owned directly or indirectly by UniCapital include 119 subsidiaries that are Debtors in the Chapter 11 Cases.

      The Debtors have originated, acquired, sold and serviced equipment leases and arranged structured financings in the equipment leasing and specialty finance industry. The Debtors' leases and structured financing arrangements have covered a broad range of equipment, including aircraft and aircraft engines, computer and telecommunications equipment, construction and manufacturing equipment, office equipment, tractor trailers, printing equipment, car washes, petroleum retail equipment, and vending machines. The Debtors have generally funded the acquisition or origination of leases through warehouse credit facilities or through recourse or non-recourse financing, and either retained the leases for their own account or sold them to third parties.

      The Debtors have several non-debtor affiliates (these non-debtor entities, together with the Debtors are referred to collectively herein as the "Company"). The Company, either directly or through a third-party servicing entity, has provided lease administration and processing services for many of the leases originated by the Company. Prior to the Petition Date, the Company also provided transaction processing and management services for certain lease contracts, from the time they were originated through their termination, including set-up, billing, cash posting, customer service, accounting, tax compliance and asset management. The service offerings included lien searches, UCC filings, asset tracking, insurance tracking, preparation of sales, use and property tax returns, invoices and collections.

      B. BUSINESS SEGMENTS

      The Debtors have three reportable segments, which are based primarily on the nature of the products and services provided by each segment:

            o Big Ticket Division (characterized as "discontinued operations" for financial statement reporting purposes);

            o   Technology and Finance Group; and

            o   Business Credit Group.

      1. BIG TICKET DIVISION. Big Ticket leases, which are customized financing transactions, typically involved equipment with a purchase price in excess of $5.0 million, such as aircraft, aircraft engines and other transportation equipment. As originally constituted, the Debtors' Big Ticket Division includes the UniCapital Air Group and the UniCapital Aircraft Engine Group. The UniCapital Rail Group, which made an insignificant contribution to the results of Debtors' operations in 1999, was discontinued in December 1999. In addition, as described below, during June 2000, the Debtors decided to discontinue the operations of the Big Ticket Division and dispose of the division's remaining assets. Since the Petition Date, the Debtors have continued to sell and dispose of assets in the Big Ticket Division.

      2. TECHNOLOGY AND FINANCE GROUP. The Debtors' Technology and Finance Group includes middle market leasing and computer and telecommunications equipment leasing. Middle market leases generally include those leases for equipment with a purchase price ranging from $250,000 to $5 million. The Debtors have provided lease and secured financing for a variety of equipment, including computer, communication and electronic equipment, printing presses and other manufacturing equipment, to businesses throughout the United States and Canada. The Debtors' computer and telecommunications leasing operations provide lease financing and other value-added services, such as installation and configuration, for computer and telecommunications equipment, including leasing for mainframe, mid-range and personal computers, workstations, servers, telephone systems, switches, networks, peripherals and related high-technology equipment to Fortune 1000 companies and other large and middle market companies throughout the United States and Canada. Until June 2000, the Technology and Finance Group also arranged structured financing primarily for community-based mental health/mental retardation facilities and correctional facilities; the subsidiary that pursued these business opportunities was sold on June 27, 2000.

      3. BUSINESS CREDIT GROUP. The Debtors' Business Credit Group provides small ticket lease financing, which generally includes those leases for equipment with a purchase price of less than $250,000. The Debtors have provided lease financing for a variety of equipment, including heavy machinery, computer systems and related office technology equipment, petroleum retail equipment, car washes, fuel dispensers and convenience store operating equipment, and vending equipment, to lessees in a variety of businesses throughout the United States.

      C. CAPITAL RESOURCES PRIOR TO PETITION DATE

      1.  INITIAL PUBLIC OFFERING. UniCapital was founded in October
1997, as a privately-held corporation. In May 1998, UniCapital conducted an initial public offering (the "IPO") pursuant to which it issued 28,000,000 shares of common stock and raised approximately $532 million. The IPO proceeds were intended to be used to acquire twelve equipment-leasing, specialty finance and related businesses, to pay off certain indebtedness and for general corporate purposes, including other possible acquisitions.

      2. CREDIT FACILITIES

      The Company's business was cash intensive and required access to substantial short-term and long-term credit and other capital to fund new equipment leases and the purchase of equipment. To meet their cash needs prior to the Petition Date, the Company had in place a series of credit facilities which consisted of the following: (i) a $300 million corporate revolving credit facility with Bank of America, as Agent and the Revolving Lenders, primarily to finance acquisition and working capital needs (the "Revolving Facility"); and
(ii) an asset-backed commercial paper conduit facility with Bank of America, as agent and Bank Investor, totaling $450 million to finance small ticket and middle market leases, consisting of a limited recourse equipment lease receivable facility under which two non-Debtor special purpose entities (the "SPEs") are the borrowers (the "Limited Recourse Conduit Facility"). The indebtedness owed by the non-Debtor SPEs under the Limited Recourse Conduit Facility is not affected by the Plan.

      The obligations under the Revolving Facility are guaranteed by all of UniCapital's subsidiaries other than certain non-Debtor SPEs. In addition, the Revolving Facility is secured by a pledge of all of the capital stock of UniCapital's domestic guaranteeing subsidiaries, and a first priority, valid and perfected security interest in all of the assets and properties of UniCapital and the guaranteeing subsidiaries, other than assets financed on a non-recourse basis and any assets subject to liens granted in connection with certain permitted indebtedness (including securitizations).

      In early 2000, as a condition to the amendment and subsequent waiver extensions of the Revolving Facility, the Company agreed, among other things, to
(i) develop a revised business plan, including the sale of the assets of the Big Ticket Division, (ii) apply collateral proceeds and the net proceeds of any liquidity event or asset sales (excluding $30 million of such proceeds that the Company has been allowed to retain) to reduce the amount outstanding under the Revolving Facility with a corresponding permanent reduction in the Revolving Lenders' commitment thereunder, (iii) require the consent of Bank of America, as Agent for the Revolving Lenders under the Revolving Facility, to any lease, sales or securitizations or other collateral transfers, and limit the noncash consideration for such transfers, (iv) appoint E. Talbot Briddell or another manager acceptable to Bank of America, as Agent, as Chief Executive Officer of UniCapital, and (v) retain independent financial consultants to assist the Company in evaluating the Company's business and financial condition.

      Prior to the Petition Date, the Company and the Revolving Lenders amended the Revolving Facility to waive temporarily required compliance with certain financial covenants, which waiver was extended through December 8, 2000. The Limited Recourse Conduit Facility was to terminate on August 14, 2000, but Bank of America as agent and Bank Investor and the Bank Investors under that facility agreed to extend the termination date to December 8, 2000. The amount outstanding under the Revolving Facility as of November 30, 2000 was $243.2 million. The amount outstanding under the Limited Recourse Conduit Facility as of November 30, 2000 was $394.9 million.

      In addition to the Revolving Facility and the Limited Recourse Conduit Facility, the Debtors have financed or sold leases through various third party financing arrangements. One of the largest of these, with Key Corporate Capital, Inc. ("Key Global"), was pursuant to three, non-recourse discretionary purchase facilities under which Key Global purchased, or arranged for the purchase of, certain lease receivables from originating Debtor subsidiaries. The purchasing provisions of the Key Global facility expired prior to the Petition Date. Key Global asserts a security interest in the underlying leases and equipment to secure certain obligations of the originating Debtors. Likewise, certain other originating Debtor subsidiaries entered into various third party financing arrangements with other lenders and purchasers, who may assert security interests in the underlying leases and equipment.

      3. TERM LOANS

      Effective March 30, 2000, the Company converted a revolving credit facility with Lehman, as agent and lender, into a term loan (the "Aircraft Facility"). As a condition to the conversion, the Company pledged 100% of the stock of UniCapital AFT-II, Inc. (a non-Debtor subsidiary), and affiliated SPEs pledged five aircraft engines and certain Class C Notes related to the Company's middle market and small ticket securitization transactions. On July 26, 2000, the aircraft securing the Aircraft Facility were sold and the full amount of the Aircraft Facility was repaid. On that same date, the parties closed on a new aircraft facility (the "New Aircraft Facility") pursuant to which the Company pledged 100% of the stock of UniCapital AFT-II, Inc., and certain affiliated non-Debtor SPEs pledged various assets including three aircraft engines and Class C Notes related to the Company's middle market and small ticket securitization transactions. The New Aircraft Facility is non-recourse to the Debtors and was due to mature on December 31, 2000. The amount outstanding under the New Aircraft Facility as of the Petition Date was $15.4 million.

      Effective May 15, 2000, Morgan Stanley Asset Funding Inc. (the "Warehouse Lender") converted a $200 million warehouse facility (the "Warehouse Facility") into a term loan by not permitting additional borrowings under the facility. The Warehouse Facility had provided for loans to a non-Debtor SPE to finance certain small ticket and middle market leases and loans. Effective July 12, 2000, the parties provided for Morgan Stanley & Co. Incorporated to act as sales agent to attempt to sell the collateral pledged under the Warehouse Facility. The sales effort had limited success, and effective October 16, 2000, the parties agreed to settle all claims related to the Warehouse Facility by transferring all collateral to the Warehouse Lender in exchange for the forgiveness of all outstanding amounts under the facility.

      4. SECURITIZATIONS

      The Company's financing strategy called for periodic asset-backed securitizations to be executed as a means of repaying amounts outstanding under the Revolving Facility and the Limited Recourse Conduit Facility. Prior to the Petition Date, the Company closed two such securitizations in the original aggregate amount of $642,510,000. In those securitization transactions, the Company transferred middle market and small ticket leases and secured sale contracts to an affiliated SPE established for the limited purpose of acquiring assets from the Company. This entity transferred such assets to other affiliated SPEs, which then issued interest-bearing securities that are collateralized by the underlying assets. The Company retained the residual interest (or a portion thereof) in the underlying assets, which were represented by residual class and equity certificates. The residual class and equity certificates have been pledged by the Company to secure certain commitments, including the pledge of the Class C Notes referenced in the discussion of the Aircraft Facility and New Aircraft Facility above. To the extent no restricting event then exists, the beneficial holder of the residual class and equity certificates is entitled to receive any excess cash flows generated by the securitized assets on a monthly basis. If a restricting event exists, as one currently does, the beneficial holder of the residual and equity class certificates receives excess cash flow after the repayment in full of the senior notes. The senior notes issued under each securitization benefit from a surety bond issued by Ambac Assurance Corp. ("Ambac"). The indenture trustee for each securitization is Wells Fargo Bank of Minnesota, National Association ("Wells Fargo").

      Under the terms of each securitization transaction, if the Company sustains losses for two consecutive quarters or if certain financial triggers occur, then a majority in interest of the noteholders (currently controlled by Ambac, as note insurer) can remove the Company as servicer of the underlying leases and sale contracts. As of June 30, 2000, the Company had sustained losses for two consecutive quarters. On September 27, 2000, Ambac directed Wells Fargo, as indenture trustee, to replace the Company as servicer. On September 28, 2000, Wells Fargo provided a notice of servicing termination to the Company.

      D. EVENTS LEADING TO THE FILING OF THE DEBTORS' CHAPTER 11 CASES

      The Debtors' financial and liquidity difficulties are the result of, among other things, serious operational and cash flow problems, combined with adverse developments in the debt and equity markets and in the markets for certain of the assets held by the Debtors, experienced over the past three years prior to the Petition Date. A number of factors combined to undermine the Debtors' financial position, including: (i) higher than anticipated capital requirements for the operation of the acquired subsidiaries; (ii) additional capital necessary to support a change in corporate strategy relating to leases in the Big Ticket Division; (iii) adverse developments in the debt and equity markets that made it more difficult and expensive to obtain the capital necessary to support the Company's business; (iv) adverse developments in the markets for commercial jet aircraft and jet aircraft engines of the type held by the Company's Big Ticket Division; and (v) the difficulty in integrating the operations of the newly acquired subsidiaries, the offices and operations of which were located throughout the United States. The Debtors are analyzing whether additional factors contributed to the Debtors' current financial difficulties, including claims based upon mismanagement, overpayment for companies acquired and other acts or omissions by former management.

      1. INCREASED CAPITAL REQUIREMENTS. UniCapital went public in May 1998 as a holding company with twelve subsidiaries: two subsidiaries composed the Big Ticket Division and originated aircraft transactions; nine subsidiaries originated small ticket and middle market leases and specialty financing arrangements; and one additional subsidiary performed lease servicing and data management functions. The Company's overall business strategy relied upon the continued, and indeed increased, origination of leases in all eleven of the non-servicing subsidiaries. One anticipated benefit of consolidating the twelve subsidiaries was the expectation that these subsidiaries -- particularly the nine in small ticket and middle market -- would be able to access the capital needed to purchase equipment to be leased at a lower cost than they had previously been able to achieve. This reduction in the cost of capital would be achieved by participating in consolidated corporate credit facilities, thus realizing certain economies of scale in borrowing, rather than securing funds through individual borrowings based on their own credit histories and on the credit attributes of each specific transaction. To support that effort, the Company had arranged the Revolving Facility and the Limited Recourse Conduit Facility, as well as other committed sources of debt financing.

      As these subsidiaries maintained and increased their levels of lease origination, the available credit under the Company's corporate-level debt facilities was consumed. Moreover, as the Company added the five operating subsidiaries acquired in the summer of 1998, it used funds borrowed under the Revolving Facility to pay, inter alia, the cash portion of the purchase consideration in those acquisitions. Following consummation of those acquisitions, additional lease originations by the three small ticket and middle market subsidiaries in that group further consumed available capacity under the Company's corporate-level debt facilities. In addition, the Company had entered into employment agreements with certain key personnel at each operating subsidiary at the time of each acquisition, which reduced the compensation payable to such personnel below historical levels. As these employment agreements expired in early 2000, the Company determined that relatively higher compensation and commission arrangements were necessary in order to retain critical sales and management personnel at the operating subsidiaries so as to forestall erosion in the Company's lease origination rate. Higher compensation became an element of fixed cost, while higher commissions not only increased variable cost but also created a demand for cash at the inception of each lease while cash flow from the lease itself materialized only over the term of the lease. In both events, higher compensation and commissions only further increased demands on available liquidity.

      2. CHANGES IN BIG TICKET STRATEGY. Changes in the capital requirements for the Company's Big Ticket Division also contributed to impaired liquidity. At the time of their acquisition in May 1998, the Company's initial two Big Ticket Division subsidiaries engaged principally in the trading of commercial jet aircraft. Two more Big Ticket subsidiaries were acquired as part of the five post-IPO acquisitions consummated in the summer of 1998; of those, one also engaged in trading commercial jet aircraft, while the other focused its business on trading commercial jet aircraft engines. None of these businesses engaged primarily in holding assets for the long term (i.e., holding assets for the purpose of generating a cash flow stream of lease payments over an extended period of time). Instead, these businesses generated revenue and net income principally from gains on dispositions of assets held for short periods, as well as from fees. Accordingly, none of these businesses initially represented an extraordinary long-term demand on available liquidity under the Company's credit facilities. In early 1999, however, the Company announced its intention to reorient its business away from trading activities and toward acquiring and holding aircraft and engines, as assets, as well as equipment leases and finance contracts, as portfolio assets, for the purpose of realizing a stream of lease payments over time. This change of strategy required the Debtors to finance very large asset-acquisition transactions through borrowings under their available credit facilities and through the establishment of new debt sources. These additional demands for capital further strained the Company's available liquidity and increased competition among all of the Company's operating subsidiaries, and between such subsidiaries and corporate headquarters, for a relatively limited pool of available capital.

      3. CONTRACTION OF CAPITAL MARKETS. At the same time that demands for capital were increasing, the supply of available capital became relatively constrained, due primarily to adverse developments in the worldwide equity and debt markets. Shortly after UniCapital's initial public offering in May 1998, the equity market for "industry consolidators" such as the Company began to deteriorate. Stock prices of industry consolidators -- both absolutely and as a multiple of reported earnings per share -- declined dramatically. Not surprisingly, this deterioration in the equity market for industry consolidators depressed the price of the Company's common stock. As the price per share of the Company's common stock declined, the Company's ability to effect a secondary public offering of equity securities -- the proceeds of which would have been available to reduce outstanding indebtedness -- decreased as well, since a public offering at a lower stock price would have been significantly dilutive. Thus, the public equity markets became essentially unavailable to the Company as a source of additional financing or as a counterbalance to additional leverage.

      In the summer and fall of 1998, the public and private debt markets became correspondingly constrained, primarily as a result of the evaporation of liquidity in such markets brought about by the Russian debt default, the Asian financial crisis, and the failure of the Long Term Capital Management hedge fund. All of these events conspired to make the markets for corporate debt -- both commercial paper and high-yield indebtedness -- effectively unavailable to the Company and other borrowers. As a result, the Company became unable to access debt markets to increase available cash and was severely constrained in its ability to effect securitization transactions in both 1998 and 1999 that would have both increased cash and possibly de-leveraged the Company's balance sheet to a limited extent.

      4. DECLINING MARKET FOR BIG TICKET ASSETS. In the fall of 1999, an additional factor in the Company's financial deterioration manifested itself as the markets for commercial jet aircraft and jet aircraft engines declined precipitously. This decline was caused primarily by: (a) a deterioration in the market for wide-body aircraft and the engines that supported them, resulting from the economic downturn in the Far East; (b) a deterioration in the market for used aircraft resulting from increased production and decreased prices of comparable new aircraft; and (c) the deterioration of demand from smaller and start-up airlines that resulted from, among other things, airline industry consolidation. Commercial jet aircraft and jet aircraft engine assets had formerly been held by the Company's Big Ticket Division for only a relatively short period, but starting in early 1999, the Company began to implement a strategy of building a portfolio of these assets and holding them for a longer period, during which they were expected to generate cash flows from lease payments. Thus, the Company carried far more of these assets on its balance sheet at the end of 1999 than at the beginning, and was correspondingly more highly exposed to the risk of declining values in the markets for these assets. When the values of these assets began to decline in the fall of 1999, and such decline accelerated in early 2000, the Company was compelled to (a) commit additional capital to the financing of the Big Ticket Division Assets, (b) pay incremental fees to maintain the financing on the Big Ticket Division Assets, and (c) reappraise the Big Ticket Division assets on its books. As a result of the reappraisal, the Company recognized substantial losses in the first, second and third quarters of 2000. These Big Ticket losses, accompanied by the deterioration in other aspects of the Debtors' business in early 2000, ultimately led to breaches of the financial covenants in the Debtors' credit facilities, which were waived through a series of amendments and extensions that began in May 2000 and continued through December 8, 2000.

      In June 2000, under the direction of E. Talbot Briddell of Phoenix Management Services, Inc. ("Phoenix"), the newly appointed Chief Executive Officer of UniCapital and President of the Debtor Subsidiaries, the Debtors began to implement a restructuring program. The Company made substantial changes in senior management, eliminated thirty-eight positions, and reduced the salaries of certain of its senior employees. The restructuring program also mandated the discontinuation of the operations of certain subsidiaries, through closure, sale or otherwise. In particular, the Company determined to discontinue the operations of its Big Ticket Division, as a result of the losses incurred in that division, and formulated a plan to dispose of the division's remaining assets. The Company also determined to cease the operations of several companies because they were producing insufficient operating cash flows and were projected to continue to do so in the foreseeable future.

      In November 2000, certain key members of the management team from Phoenix, the Company's former turnaround consultants, agreed to become employees of the Debtors. On November 22, 2000, the Debtors entered into employment agreements with four key officers. Mr. Briddell agreed to stay on as Chairman of the Board and Chief Executive Officer responsible for the daily business and financial affairs of the Debtors. Vincent Colistra served as Chief Operating Officer until the summer of 2001. Albert J. Mink agreed to serve, and continues to serve, as the Chief Accounting Officer. Brian Gleason initially served as the Vice President of Financial Operations, but no longer holds such position. Dan Chait, formerly the treasurer of UniCapital, now serves as its Chief Financial Officer.

      Given the nature of the Debtors' assets, any perception in the marketplace of an inability to administer the leases and collect lease payments would be devastating to the value of the leases and any residual value of the underlying assets once off lease. Accordingly, on December 1, 2000, UniCapital Operating Group, Inc. ("Portland"), a non-Debtor subsidiary, entered into a purchase and sale agreement with Portfolio Financial Servicing Company ("PFSC") for the sale of substantially all of the assets of Portland for approximately $10 million. In addition, the Debtors entered into servicing agreements with PFSC, which provide for PFSC's continued servicing of the Company's lease portfolio.

      Upon the expiration of the financial covenant default waivers under the Debtors' credit facilities on December 8, 2000, and in order to complete the Debtors' financial restructuring, the Debtors filed the Chapter 11 Cases on the Petition Date.

                   II. ACTIVITIES WITHIN THE CHAPTER II CASES

      A. FILING. On December 11, 2000, the Debtors commenced these cases by filing voluntary Chapter 11 petitions with the Bankruptcy Court.(3) By Orders of


------------
      (3) One of the Debtors, Aircraft 23651, Inc., commenced its Chapter 11 Case on March 22, 2001.

the Bankruptcy Court, dated December 12, 2000 and May 2, 2001, the Debtors' Chapter 11 Cases were consolidated for procedural purposes and are being jointly administered under Case Number 00-42719 (CB). The Honorable Cornelius Blackshear, United States Bankruptcy Judge, has presided over the Chapter 11 Cases since the Petition Date.

      B. ADMINISTRATION OF THE CASES. After the Petition Date, and in accordance with sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continued to operate their businesses and manage their properties as debtors in possession. On December 19, 2000, the United States Trustee appointed the Committee under section 1102(a) of the Bankruptcy Code.

      C. BANKRUPTCY COURT FIRST DAY ORDERS. On December 12, 2000, the Bankruptcy Court entered a number of orders granting the Debtors various forms of relief. In particular, the Debtors obtained orders authorizing: (i) the continued use of business forms and records and the maintenance of bank accounts and cash management system; (ii) the investment of the cash generated from the Debtors' post-petition operations in accordance with Bankruptcy Court approved investment guidelines; (iii) the payment of certain pre-petition wages, salaries and commissions to employees, and the implementation of an employee retention plan;
(iv) the retention of various professionals to render services to the Debtors; and (v) the interim use of cash collateral and post-petition financing to enable the Debtors' operations to continue.

      D. RETENTION AND COMPENSATION OF PROFESSIONALS.

      1. BANKRUPTCY AND SPECIAL COUNSEL. The Debtors have retained Greenberg Traurig, LLP as bankruptcy counsel. In addition, the Debtors retained Morgan, Lewis & Bockius LLP as special counsel in connection with certain corporate securities and SEC matters, and Lazare Potter Giacovas & Kranjac LLP in connection with the adversary proceeding filed in the Chapter 11 Cases, styled Gruntal & Co., L.L.C. v. Jacom Computer Services, Inc. and Key Corp Leasing, a division of Key Corporate Capital Inc., No. 01-02621 (CB).

      2. FINANCIAL ADVISORS AND AUDITORS. The Debtors retained Pricewaterhouse as their tax advisors and accountants.

      3. ORDINARY COURSE PROFESSIONALS. The Debtors have continued the retention of a number of professionals to assist the Debtors in the ordinary course of the Debtors' business, including attorneys, brokers, sales agents, aircraft servicing personnel and corporate trust services (collectively, the "Ordinary Course Professionals"). The Ordinary Course Professionals have been essential to the Debtors' daily operations as well as the proper management of the Debtors' estates. The order approving the Debtors' retention of the Ordinary Course Professionals was entered by the Bankruptcy Court on February 20, 2001. Pursuant to that order, the Debtors were authorized to compensate specified professionals in the ordinary course for amounts due from and after the Petition Date, within certain individual and aggregate dollar limits. By an agreed order dated September 26, 2001, the Debtors added additional attorneys and aircraft brokers to the list of professionals authorized to be retained in the ordinary course.

      4. CLAIMS AGENT. Because of the large number of creditors in the Chapter 11 Cases, on December 14, 2000, the Debtors obtained Bankruptcy Court approval to appoint Donlin, Recano & Co. as the official claims agent (the "Claims Agent") for the Clerk of the Bankruptcy Court. The services performed and to be performed by the Claims Agent include: (a) distribution of notices required to be sent to parties in interest, (b) receipt, maintenance, docketing and administration of the proofs of claims filed in the Chapter 11 Cases, (c) tabulation of acceptances and rejections of the Plan, and (d) provision of other administrative services that the Debtors may require.

      5. PROFESSIONALS RETAINED BY THE COMMITTEE. The Committee retained Togut Togut & Segal LLP as its legal advisors and Deloitte Consulting L.P. and Deloitte & Touche LLP as its reorganization consultants and accountants, respectively.

      E. THE DEBTORS' BUSINESS OPERATIONS.

      The Debtors have taken actions necessary to minimize the disruption of their business operations and to facilitate their reorganization. These include the following:

      1. ADMINISTRATIVE EXPENSES. The Debtors have considered good relations with their trade and other business vendors to be essential to the continued operation of their businesses during the pendency of the Chapter 11 Cases. Accordingly, the Debtors have paid these vendors claims as they become due in the ordinary course of business, as allowed by the Bankruptcy Code and orders of the Court. This includes the servicing fees due and owing to PFSC under the Servicing Agreements, under which the Debtors' portfolio of leases and finance contracts have continued to be serviced during the Chapter 11 Cases. In addition, as part of their efforts to reduce administrative expenses, the Debtors rejected a number of real estate leases and moved into a smaller headquarters space in Aventura, Florida, rejecting their prior headquarters office lease in Miami.

      2. CASH COLLATERAL ORDERS. During the Chapter 11 Cases, the Debtors have been authorized to use their cash collateral and obtain post-petition financing under five Cash Collateral Orders: an interim Order dated December 12, 2000, and four final Orders of the Bankruptcy Court dated January 8, 2001, April 2, 2001, June 28, 2001 and September 26, 2001, respectively. Each of the Cash Collateral Orders has required the Debtors' adherence to a budget with specified limits on line item expenses, and various other conditions required by the Agent in exchange for its consent to the Debtors' use of cash collateral and the Agent's commitment to provide post-petition financing.

      3. LEASE SERVICING AND ASSET RECOVERY. The Debtors have continued to provide for the servicing of their portfolio of leases and finance contracts during the Chapter 11 Cases, through the Servicing Agreements with PFSC. In addition, the Debtors have regularly worked with PFSC collection personnel and other interested parties during the Chapter 11 Cases to ensure the Estates' receipt of income from the portfolio and the recovery and remarketing of residual interests in equipment that comes off lease. The Debtors have also resolved several disputes with third parties over their respective interests in lease receivables sold by or to the Debtors, resulting in settlements that clarified the amounts due to the third parties and the Debtors. Such settlements were reached with: (a) The Chase Manhattan Bank ("Chase") (by order dated May 23, 2001), under which the Debtors and Chase released all claims against each other related to a prior loan purchase agreement; (b) Fleet Business Credit Corporation (by order dated June 8, 2001), under which the Debtors disclaimed any interest in a lease schedule previously transferred by the Debtors; and (c) Deutsche Financial Services Company ("DFS") (by order dated September 26, 2001), under which the Debtors, the Agent and DFS resolved conflicting claims regarding security interests asserted by DFS in certain lease receivables.

      4. EMPLOYEE MATTERS. The Debtors considered their employees to be one of their most valuable assets because continued employee cooperation and support is important to preservation of the value of the Debtors' assets. Accordingly, the Debtors took numerous steps to minimize disruptions. During the Chapter 11 Cases, the Debtors sought and the Bankruptcy Court entered two orders, dated December 12, 2000, authorizing the Debtors to (a) pay certain accrued pre-petition employee obligations in the nature of wages, salary and other compensation earned and to honor certain employee reimbursement requests incurred in a manner consistent with the Debtors' prepetition practices and policies, and (b) implement an employee retention plan to provide for the payment of stay bonuses, severance payments and vacation pay to employees necessary for the continued operations of the Debtors.

      F. ASSET SALES.

      1. OFFICE ASSETS. As part of the Debtors' reorganization, the Debtors have closed numerous offices around the country and sold various office furniture and equipment. By orders of the Bankruptcy Court dated April 4 and April 11, 2001, the Debtors sold certain office assets in their offices in Miami, Florida, Orlando, Florida, Boulder, Colorado, Denver, Colorado and Orangeburg, New York. On June 8 and June 13, 2001, the Bankruptcy Court entered orders authorizing de minimis sales by the Debtors of assets within specified dollar value ranges, without further order of the Court, and subject to procedures for providing monthly summaries of the sale to the Agent and Committee. Under the de minimis sales procedures, the Debtors have sold approximately $252,000 of assets during the period of June-September 2002, consisting primarily of office furniture and computer equipment in offices the Debtors have closed. The Debtors have also sold a tract of real property in Danielson, Connecticut, under the Bankruptcy Court's order dated March 14, 2001.

      2. BIG TICKET ASSETS. During the Chapter 11 Cases, the Debtors have continued their business of selling aircraft engines and related parts in the ordinary course through the Big Ticket Division. Since the Petition Date, the Debtors have sold approximately $9.9 million of aircraft engines and related parts. In addition, some non-Debtor subsidiaries of the Debtors have sold some of their aircraft-related assets, including aircraft engines and beneficial interests in trusts owning aircraft, and the Agent, the Committee and other interested parties have filed agreed orders with the Bankruptcy Court on the distribution of the proceeds from such sales. These have included agreed orders dated May 15 and May 25, 2001, providing for the payment of certain sales proceeds to Lehman Commercial Paper, Inc. as agent under a Credit Agreement dated July 21, 2000, under which it held liens in the stock of the non-Debtor subsidiaries effecting the sales.

      G. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

      1. ASSUMPTION OF CONTRACTS AND LEASES. The Debtors have moved to assume the executory contracts or unexpired leases in connection with (a) the sale of office assets in Boulder, Colorado, and (b) the Orangeburg, New York office lease of Jacom Computer Services, Inc., as modified to reduce the office space to that needed for a few personnel through December 31, 2001. The Debtors will also be assuming various contracts under the Plan.

      2. REJECTION OF CONTRACTS AND LEASES. The Debtors have filed several motions and agreed orders to reject various office leases and contracts for storage spaces in numerous locations around the country. By orders dated February 1, 2001, February 7, 2001, February 21, 2001, April 4, 2001, May 23, 2001, May 31, 2001, July 23, 2001, October 31, 2001 and November 16, 2001, the
Debtors have rejected a total of 28 non-residential real property leases. The Debtors reviewed these leases and contracts, and concluded that they have no potential value to the Debtors' Estates. Because the costs associated with marketing such leases and contracts, in addition to the cure amounts that would be required to be paid if they were to be assumed and assigned, would be significantly greater than any potential value that might be realized by any future sale or sublease, the Debtors concluded that such leases and contracts were burdensome and should be rejected.

      3. 365(D)(4) EXTENSIONS. To give the Debtors an opportunity to review and analyze certain leases, the Debtors filed motions on January 17, April 19 and July 5, 2001, (the "365(d)(4) Motions") seeking to extend the Debtors' time within which to assume or reject such leases. By orders dated February 1, May 2 and July 23, 2001, the Bankruptcy Court approved the Debtors' 365(d)(4) Motions, allowing the Debtors additional time to fully determine which of the leases identified on Exhibit A to the 365(d)(4) Motions and any other unexpired leases of nonresidential real property which may have been inadvertently omitted therefrom, should be assumed and assigned or rejected. The final extension period expired on August 31, 2001.

      H. LITIGATION, STAY RELIEF AND INVESTIGATIONS.

      1. MARKET SCAN. By motion dated February 15, 2001, Market Scan Information Services, Inc. ("Market Scan") sought to lift the stay to permit it to continue certain litigation in a California state court involving one of the Debtors, HLC Financial, Inc. ("HLC"), Soron Litman and Lawrence Ciuffitelli. By an agreed order dated March 14, 2001, Market Scan was permitted to liquidate its claims against HLC in the state court case. The parties subsequently settled their claims against each other, by a settlement approved by order dated May 23, 2001. The settlement provided for the dismissal of the state court litigation, but preserved any claims, defenses or counterclaims related to two suits: Litman v. HLC Financial, Inc., et al., in Los Angeles County Superior Court, Central District, and Litman and Ciuffitelli v. UniCapital, New and New, in the United States District Court, Southern District of New York (the "Litman/Ciuffitelli Suit"). The Litman/Ciuffitelli Suit has been transferred to the federal court in the Southern District of Florida and might be consolidated with the Shareholder Action described below.

      2. NEFF & FIORENZA. On April 27, 2000, UniCapital and UniCapital Aircraft Engine Group ("UAEG") commenced an action entitled UniCapital Corp. and UniCapital Aircraft Engine Group v. Randall Fiorenza and James Neff, in the Delaware Court of Chancery. In this action, UniCapital and UAEG sued Messrs. Fiorenza and Neff for breach of their employment agreements, misuse of confidential information and misappropriation of trade secrets, breach of fiduciary duties, usurpation of corporate opportunity and unfair competition. Because UniCapital and UAEG are the plaintiffs, this matter was not stayed as a result of the bankruptcy filing. The suit is now in the discovery phase, and the parties are engaged in settlement negotiations.

      In June 7, 2000, Messrs. Fiorenza and Neff filed a demand for arbitration with the American Arbitration Association ("AAA") against UniCapital and UAEG alleging wrongful termination of their employment agreements and seeking damages in excess of $3 million. On or about March 6, 2001, Messrs. Fiorenza and Neff moved in the Bankruptcy Court to lift the stay to permit them to continue the arbitration. On July 19, 2001, they withdrew their motion to lift the stay and withdrew the arbitration.

      3. RYAN INTERNATIONAL. On January 23, 2001, Ryan International Airlines, Inc. ("Ryan") and Gold Transportation Group, Inc. ("Gold") filed an adversary proceeding for interpleader and declaratory relief from Wells Fargo as owner trustee on behalf of CL Aircraft XXXIV, Inc., one of the Debtors. By agreed order dated September 18, 2001, the parties settled the adversary proceeding, under which the parties agreed to the segregation of additional rent and the payment of certain overdue lease payments.

      4. KEYCORP; GRUNTAL. By motion dated February 1, 2001, KeyCorp Leasing, a Division of Key Corporate Capital Inc. ("KeyCorp"), sought to lift the stay to permit it proceed against Gruntal & Co., LLC ("Gruntal") and Jacom, the lessee under certain lease receivables purchased by KeyCorp, in state court to enforce the related leases. By motion dated March 28, 2001, Gruntal in turn sought relief from the stay to seek declaratory relief from the Bankruptcy Court. KeyCorp opposed the motion and requested the Bankrupcy Court to abstain from determining the dispute in the pending state court action. The KeyCorp and Gruntal motions for stay relief were withdrawn without prejudice. Gruntal then filed an adversary proceeding in the Bankruptcy Court, seeking declaratory relief regarding the terms of the lease schedules and certain disputed payments. KeyCorp filed counterclaims against Gruntal for breach of the leases. The adversary proceeding is still pending before the Bankruptcy Court.

      KeyCorp. asserts a security interest in (i) all of the equipment leased, as of the Petition Date, to Gruntal, (ii) all sums collected by any Debtor on any leases of equipment to Gruntal, and (iii) any cash or property of any Debtors' estate in the possession of KeyCorp. The extent, validity, perfection and allowance of KeyCorp's Claims and Liens are disputed by the Debtors.

      5. UITSG AND HEWITT. UniCapital Technology Corporation ("UTC") and Varilease Corporation ("Varilease") have sued UITSG, LLC ("UITSG"), Timothy Hewitt, and Denise DeSimone in New York state court, seeking damages for UITSG's breach of an Asset Purchase Agreement. The agreement required UITSG to forward to UTC payments collected from former customers in full or partial satisfaction of outstanding receivables that existed prior to the effective date of the agreement. With appropriate setoffs for defendants, UTC and Varilease are contractually entitled to approximately $325,000. The parties are now in settlement negotiations.

      UTC and UniCapital have also sued Timothy Hewitt and UITSG in Florida state court, seeking damages for Hewitt's willful and intentional misconduct while he was employed by UTC as a Vice President by shipping over $500,000 in goods to an unauthorized purchaser that subsequently failed to pay for those goods. UTC and UniCapital are seeking approximately $500,000 in damages. The parties have agreed to stay discovery pending settlement discussions in the New York suit. The unauthorized purchaser, 2001 Technologies, Inc., filed for chapter 7 bankruptcy protection after UniCapital received a $475,000 stipulated judgment from it.

      6. ARCH LEASING BONDHOLDERS. By motion dated July 27, 2001, several bondholders of the Arch Leasing Corporation Trust (the "Trust") sought to lift the stay to permit them to proceed against Varilease in a class action filed in Missouri state court related to transactions among the Trust, Varilease and other defendants. They simultaneously filed a motion with the Bankruptcy Court for authority to file a class claim after the bar date in the Chapter 11 Cases had passed. The Bankruptcy Court denied the requested stay relief, but extended the bar date to allow individual bondholders to file proofs of claim until January 10, 2002. The parties are now in settlement negotiations.

      7. FINOVA/VANGUARD AIRLINES. By motion dated September 24, 2001, FINOVA Capital Corporation ("FINOVA") sought to lift the stay to permit it to foreclose on three airplanes owned by the Debtors, in which FINOVA asserts a security interest under a mortgage loan. By an agreed order dated November 14, 2001, the Bankruptcy Court modified the stay to permit FINOVA to proceed against the airplanes, and FINOVA waived any deficiency claims under the mortgages.

      8. ED JAECKEL. By motion dated August 29, 2001, Ed Jaeckel sought to lift the stay to permit him to proceed against UniCapital in a federal court suit filed in the Southern District of Florida, asserting age discrimination and breach of contract claims. The parties are now in settlement negotiations on the requested stay relief.

      9. ROY L. BURGER. By motion dated September 5, 2001, Roy L. Burger sought to lift the stay to permit him to proceed in a Colorado state court action. In that suit, the Debtors, UniCapital and Boulder Capital Group sued Burger for breach of fiduciary duty and other claims, and Burger counterclaimed for securities fraud and breach of fiduciary duty. At a hearing on October 4, 2001, the Bankruptcy Court granted the motion for stay relief, but before the order was settled and entered, Burger withdrew the motion. The Debtors expect to remove the Colorado suit to the Bankruptcy Court.

      10. SHAREHOLDER CLASS ACTION. In re UniCapital Corp. Sec. Litig.,
Master File No. 00-2054-CIV-HIGHSMITH (the "Shareholder Action"), is currently pending in the United States District Court for the Southern District of Florida. In this putative class action, plaintiffs brought claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 against UniCapital, certain underwriters of its public offering (Morgan Stanley Dean Witter & Co., Salomon Smith Barney, Inc. and Friedman, Billings, Ramsey Group, Inc.) (the "Underwriters") and certain of its former officers and directors (Robert New (now deceased), Jonathan New and Stuart Cauff). The Shareholder Action against UniCapital has been stayed because of the bankruptcy filing. By order entered June 29, 2001, the district court held that the complaint sufficiently stated claims under Sections 11 and 12 of the Securities Act against the Underwriters, and claims under sections 11 of the Securities Act and Sections 10(b) and 20(a) of the Securities Exchange Act against Messrs. Robert New, Jonathan New and Cauff, as well as claims under Section 15 of the Securities Act against Messrs. Robert and

Jonathan New. The order gave plaintiffs ten days to amend their Section 10(b) claim to state a viable claim against the Underwriters and ordered all defendants to file their answers within fifteen days of the date allowed for plaintiffs to amend their section 10(b) claim. The defendants have answered the complaint and discovery has commenced. On October 29, 2001, plaintiffs filed their motion for class certification. The court has not yet determined whether the suit may proceed as a class action.

      UniCapital anticipates the Shareholder Action will proceed pursuant to the District Court's orders. The Debtors expect to file a motion or claim objection to reclassify all Claims related to the Shareholder Action as subordinated Claims under Section 510(b) of the Bankruptcy Code, which would result in all Claims being treated as Class 6 Claims under the Plan, rather than Class 5 Claims.

      In addition, certain of the individual defendants in the Shareholder Action have filed a motion in the Bankruptcy Court to determine whether the proceeds of the D&O Policy may be used to fund their defense costs. The Debtors are currently in settlement negotiations as to such issue.

      11. SEC INVESTIGATION (UNICAPITAL). An informal inquiry regarding UniCapital captioned In the Matter of UniCapital Corp., File No. MFL-2713, is being conducted by the Southeast Regional Office (Miami) of the SEC. This informal inquiry has been pending since December 2000, and relates generally to UniCapital's accounting and financial reporting relating to goodwill impairment and other issues. The SEC has made a substantial request for documents, to which UniCapital has been responding.

      12. SEC INVESTIGATION (AVIATION SALES COMPANY). The SEC is also conducting a formal investigation captioned In the Matter of Aviation Sales Company, File No. FL-02566-A. According to the formal order of investigation, this investigation relates to accounting and financial reporting by a separate entity, Aviation Sales Company ("Aviation Sales"), with respect to certain purchases and sales of aircraft engines. The SEC issued a subpoena duces tecum to UniCapital in December 2000, asking for all documents relating to the purchase by UniCapital of six engines from Aviation Sales and the purchase by Aviation Sales of three engines from UniCapital, all occurring simultaneously on September 30, 1998. The Company has been responding to this subpoena.

      I. OTHER MATTERS.

      1. COMMITTEE PRESERVED ISSUE. Through several stipulations (signed by the Bankruptcy Court on March 16, 2001, April 9, 2001, May 1, 2001, June 5, 2001, August 14, 2001 and August 28, 2001) and provisions in the Cash Collateral Orders, the Committee has agreed to waive its right to challenge the liens of the Agent on the assets of the Debtors, except with respect to the Agent's perfection of its liens under the UCC on the assets of Jacom Computer Services, Inc. in the State of New York. Other than with respect to the Committee Preserved Issue, no creditor or party in interest can object or contest the extent, validity, priority or allowance of the Revolving Lender Claims or the related Liens, assert any defenses thereto or otherwise challenge the Revolving Lender Claims and related security interests.

      2. COMMITTEE PREFERENCE ANALYSIS. The Committee has investigated payments made by the Debtors prior the Petition Date, and is determining whether to challenge any such payments as preferential payments voidable under section 547 of the Bankruptcy Code.

      J. BAR DATE FOR FILING PROOFS OF CLAIMS. The Debtors' Schedules and Statements of Affairs were filed on March 8-12, 2001. Amended Schedules were filed on May 1, 2001 and June 1-6, 2001. By order dated March 30, 2001, (the "Bar Date Order"), the Court fixed May 25, 2001, as the date by which certain proofs of claims must be filed against the Debtors' Estates (the "Bar Date")(4) Under the Bar Date Order, any person or entity that was required to file a timely proof of claim and failed to do so on or before the Bar Date will not be entitled with respect to such Claim to receive any payment or distribution of property from the Debtors, their successors or assigns, and will be forever barred from asserting such Claim against the Debtors' Estates.

      As of July 30, 2001, approximately 1,500 claims have been filed in the Chapter 11 Cases in the approximate amount of $880.5 million. The Debtors continue to review and analyze the remaining filed claims and intend to file objections to claims where appropriate, including for claims that are late, duplicate or amended and superseded.

      K. NOTICE REGARDING CERTAIN POTENTIAL CLAIMS. The following constitutes notice of alleged or potential Causes of Action. The Debtors are investigating the following matters as claims or Causes of Action which the Debtors and the Estates may have against the following Persons, and which the Debtors and Estates may pursue through the commencement of litigation prior to the Effective Date and which Litigation LLC may pursue subsequent to the Effective Date:

      1. PRIOR ROLL-UP TRANSACTIONS. The Debtors and their Estates are investigating whether excessive consideration was paid by the Debtors in connection with the Debtors' original acquisitions of eighteen (18) Subsidiaries in 1998. The Subsidiaries, the transactions of which are subject to investigation, and the selling Persons who are the subject of such investigation and may be potential defendants in litigation, are set forth on Exhibit 2 to the Disclosure Statement.

      2. SELLER TAX INDEMNITIES. The Debtors and their Estates are also investigating whether the Debtors have claims against the selling Persons in the roll-up transactions for unpaid taxes, pursuant to Seller Tax Indemnities provided in connection with the acquisitions. The Subsidiaries, the transactions of which are subject to investigation, and the selling Persons who are the subject of such investigation and may be potential defendants in litigation, are set forth on EXHIBIT 2 to the Disclosure Statement.

      3. EXCESSIVE AND ULTRA VIRES PAYMENTS TO OFFICERS. The Debtors and their Estates are investigating whether preferential, excessive, illegal or ultra vires payments of salaries, commissions, expense reimbursements and other payments were made to directors, officers, employees and agents of the Debtors


--------------
      (4) Pursuant to the Bar Date Order, the Court fixed June 11, 2001 as the date by which Claims of governmental units must be filed against the Debtors' Estates.

and the Debtors' Subsidiaries or to their respective affiliates. The Persons who are the subject of such investigation, and who may be potential defendants in litigation, are set forth on Exhibit 2 to the Disclosure Statement.

      4. CLAIMS AGAINST FORMER MANAGEMENT. The Debtors and their Estates are investigating whether former directors, officers, employees and agents of the Debtors and the Debtors' Subsidiaries and their respective affiliates may have committed mismanagement, waste, breaches of fiduciary duty, ultra vires acts, fraud, misappropriation of corporate opportunities and other acts or omissions that may have damaged the Debtors and their Estates. This includes without limitation arrangements or agreements for the purchase, sale, remarketing, restructuring or re-leasing of Equipment Leases by such Persons and their affiliates that may have damaged, defrauded or appropriate the corporate opportunities of the Debtors and their Estates. The Persons who are the subject of such investigation, and who may be potential defendants in litigation, are set forth on EXHIBIT 2 to the Disclosure Statement. The Debtors and non-Debtor Subsidiaries have also filed a claim in the probate case of Robert New, the former President and Chief Executive Officer of UniCapital and certain of the Debtors, in the estimated amount of $500,000,000.00.

      5. PREFERENTIAL TRANSFERS PRIOR TO PETITION DATE; OTHER AVOIDANCE ACTIONS. The Debtors and their Estates are investigating whether certain vendors and other creditors of the Debtors received payments on debts owed by the Debtors during the 90 days prior to the Petition Date (I.E. on or after September 12, 2000). Litigation LLC (from and after the Effective Date) may seek to avoid such payments to the extent they are subject to avoidance under Section 547(b) of the Bankruptcy Code. Litigation LLC will retain TS&S and Deloitte to prosecute the Permitted Avoidance Actions. However, Litigation LLC may also prosecute all other avoidance actions not included in the Permitted Avoidance Actions, including without limitation actions against any insiders or affiliates of the Debtors.

      6. TAXES OWED BY LESSEES OF THE TAA AND SECURITIZATION SUBSIDIARIES. The Debtors and their Estates are investigating whether the Estates are owed amounts for certain sales and property taxes paid or owed by the Estates, which may be subject to payment or reimbursement by Equipment Lessees under Equipment Leases that are now owned by the TAA Subsidiaries and the Securitization Subsidiaries. Either the Debtors (prior to the Effective Date, with the consent of the Agent) or the Reorganized Debtors (from and after the Effective Date) may seek to collect these tax payments and reimbursements directly from the Equipment Lessees, or seek other relief from the Bankruptcy Court or other courts of appropriate jurisdiction to recover such payments and reimbursements.

      7. TURNOVER OF FUNDS HELD BY KEY CORPORATE CAPITAL. The Debtors and their Estates are investigating whether certain funds of the Estates are now being improperly held by KeyCorp. KeyCorp has informed the Debtors that they allegedly breached their obligations under certain lease receivable purchase agreements between certain Debtors and KeyCorp, triggering an obligation to repurchase certain equipment lease schedules. As reimbursement for the repurchases and protection against other possible repurchases, KeyCorp has withheld seller advances transferred to KeyCorp by the Debtors relating to other equipment lease schedules. The Debtors dispute both that they have a repurchase obligation, and, if such obligation exists, that KeyCorp is entitled to withhold the seller advances either as reimbursement for past repurchase obligations or as protection against future repurchases. The Debtors are investigating whether KeyCorp's actions are in violation of the automatic stay, and whether to seek the disgorgement or turnover of seller advances withheld by KeyCorp.

      8. RETAINED CLAIMS AND DEFENSES. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, Litigation LLC will have possession and control of the Causes of Action (other than the Lease Collection Actions and Seller Tax Indemnities) and the D&O Claims and will, pursuant to the Plan, retain and have the right to enforce any and all present or future rights, claims or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities), including with respect to D&O Claims, against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date (collectively, the "Retained Claims and Defenses") and all such Retained Claims and Defenses shall survive the confirmation and effectiveness of the Plan. Notwithstanding the foregoing, none of the Retained Claims and Defenses shall be barred or estopped because the Plan and the Disclosure Statement does not specifically identify either a Retained Claim and Defense or the person against whom a Retained Claim and Defense may be asserted. EXHIBIT 2 to this Disclosure Statement, which lists certain Persons who are the subjects of investigation and may be potential defendants in litigation, is not intended as an exclusive list of all Persons who may be potential defendants or as descriptive of all Retained Claims and Defenses.

                            III. SUMMARY OF THE PLAN

      A. OVERVIEW OF THE PLAN. The Plan represents and incorporates a proposed Compromise and Settlement of numerous issues which are described in greater detail in the Plan (Section 2.01). Rather than subject the Estates to the enormous costs, delays and uncertainties attendant to a judicial determination of such issues, the Debtors seek to resolve the matter consensually through the Plan. The Debtors believe that this Compromise and Settlement is fair and reasonable and in the best interests of the Estates.

      The issues involved in the Compromise and Settlement relate primarily to the payment of Priority Claims (both tax and non-tax) and the provision of reserves for Disputed Priority Claims, the payment of the Revolving Lender Claims (Class 1), the treatment of Lehman Secured Claims (Class 2) and Other Secured Claims (Class 3), and the treatment of General Unsecured Claims (Class
5), and the settlement of certain claims arising under the TAA (Section 2.01(b) of the Plan).

      The Plan further provides for certain releases and limitations of liability, including the release of claims against the Agent, the Lenders, Portland, the TAA Parties and their professionals and other related Persons, the members of the Committee and professionals retained by the Committee and the Debtors, and certain directors and officers of the Debtors and their Subsidiaries who served during the Chapter 11 Cases (Sections 9.07 and 9.08 of the Plan), and the release by holders of Claims and Interests of the Agent, Bank of America, the Bank Investors, the TAA Parties, the Lenders, Newco, Asset LLC, Litigation LLC, Portland, PFSC and various related Persons, and of certain Persons who served as agents, employees, officers and directors of the Debtors and their Subsidiaries and affiliates during the Chapter 11 Cases (Section 9.09 of the Plan).

      Because Bank of America, as Agent and Lender, has a security interest in all of the Debtors' assets, which (but for the Committee Preserved Issue) have been determined to have been duly and validly perfected, the Debtors believe that holders of Priority Claims, including Priority Tax Claims, and General Unsecured Claims would not be entitled to receive any distributions absent the Compromise and Settlement that is incorporated in the Plan. Provided that the Lien Release Condition is satisfied or waived by the Agent and the Requisite Lenders, approximately $10 million, representing the Portland Sale Proceeds, will made available by Bank of America, as Agent and Lender, to fund reserves to satisfy all Priority Claims, including Priority Tax Claims, and Administrative Claims. To the extent that the total amount of Portland Sale Proceeds used to fund reserves for Priority and Administrative Claims is less than $10 million, the balance of the Portland Sale Proceeds (the Excess Portland Proceeds) will be included in Distributions for the benefit of General Unsecured Claims. The total Distributions going to or for the benefit of General Unsecured Claims are: (i) the Minimum Funding Requirement, (ii) the Additional Funding Requirement (including the Excess Portland Proceeds), (iii) the Subsequent Funding Requirement, if any, (iv) the Net Proceeds Sharing Payment, if any, and (v) the Supplemental Net Proceeds Payment, if any. These Distributions are further described below. However, the total amount of Distributions to the holders of Allowed General Unsecured Claims is capped at the greater of: (a) ten percent (10%) of the Allowed amounts of such Claims (up to $10,000,000), and (b) the Minimum Funding Requirement, if greater), plus of the Supplemental Net Proceeds Payment, if any.

      The provisions of the Plan relating to the above matters and the treatment of each Class of Claims under the Plan reflect this Compromise and Settlement, which, upon the Effective Date, will be binding upon the Debtors, all Creditors, and all Persons whether or not such Persons have voted to accept or reject the Plan.

      B. POOLING OF LIABILITIES FOR PURPOSES OF VOTING AND DISTRIBUTION

      The Plan provides that the Assets and liabilities of the Estates shall be aggregated and pooled for the limited purposes of Plan voting and Distributions. The Debtors believe that the aggregation and pooling of Assets and liabilities embodied in the Plan and the release of the Agent's Liens against the Portland Sale Proceeds and the Assets, as provided in the Plan, may enable Distributions to be made to holders of General Unsecured Claims. The aggregation and pooling of the Debtors' assets and liabilities is based on the Bankruptcy Court's general equitable powers.

      C. SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

      The following Section briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan.

                               UNCLASSIFIED CLAIMS

      1. ADMINISTRATIVE CLAIMS. Administrative Claims include the costs and expenses of administration of the Chapter 11 Cases of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code. Subject to the Bar Date provisions in the

Plan, each holder of an Allowed Administrative Claim will be paid in full. For a complete description of the treatment of Administrative Claims under the Plan, please see Section 4.01 of the Plan.

      2. PRIORITY TAX CLAIMS. Priority Tax Claims are claims of a kind specified in section 507(a)(8) of the Bankruptcy Code. Subject to the provisions of
Section 7.12 of the Plan and except as otherwise agreed, UniCapital shall make deferred Cash payments to each holder of a Priority Tax Claim over a period not exceeding six years from the date of assessment of such tax equal to the Allowed Amount of such Priority Tax Claim. Such payments shall be made in equal quarterly installments (on the first day of each calendar quarter) of principal, plus simple interest accruing from the Effective Date at the U.S. Treasury Rate on the unpaid portion of each Priority Tax Claim. UniCapital reserves the right, however, with the consent of the Agent, to pay in full, at any time, without premium or penalty, the balance of any Priority Tax Claim . Except as provided in Section 7.12 of the Plan, the payment of all Allowed Priority Tax Claims shall be funded and satisfied solely and exclusively from the Priority Claims Reserve.

      Section 7.12 of the Plan provides for the payment of Priority Tax Claims related to Equipment Leases to be paid consistent with past practices out of Lessee Tax Payments, as and when received by the Reorganized Debtors or their agent. In the event that any State Governmental Authority issues an assessment or charge against the Reorganized Debtors or UniCapital with respect to any tax liability based upon or related to an Equipment Lease, that was or should have been collected or reported by any entity for the period prior to the Effective Date, then any Claim with respect to such tax liability shall be paid over six years as described above and shall be funded solely and exclusively from Lessee Tax Payments.

      Any governmental unit that accepts Distributions with respect to its Allowed Priority Tax Claims agrees that by accepting such Distributions, such governmental unit is irrevocably submitting to the jurisdiction and venue of the Bankruptcy Court with respect to all actions, proceedings and disputes regarding any Claims of such governmental unit, and waiving any related immunities or defenses to such jurisdiction or venue.

      In addition, the Plan reflects a compromise and settlement under Section 9019 of the Bankruptcy Code, and the findings of the Bankruptcy Court in the Confirmation Order, that no Priority Tax Claims shall be Allowed with respect to any failure to file state and local tax returns in the names of the correct entities, and all state and local tax returns filed by the Debtors and their Subsidiaries prior to the Effective Date shall be deemed to have been filed on behalf of all Debtors and Subsidiaries required to file such returns.

      Certain transactions or activities prior to the Petition Date may have generated sales tax exposure for the Debtors and their Subsidiaries. A summary of the potential sales tax claims relating to such transactions is set forth in
EXHIBIT 3 to the Disclosure Statement.

                                CLASSIFIED CLAIMS

      3. CLASS 1: ALLOWED REVOLVING LENDER CLAIMS. The Revolving Lender Claims consist of any Allowed Claims of the Lenders arising under the Credit Agreement, the DIP Loans, the Cash Collateral Orders and the Plan. Holders of Claims in

Class 1 are impaired and are entitled to vote to accept or reject the Plan. Holders of Revolving Lender Claims will receive the following treatment: (i) all of the common stock of Newco; (ii) the Revolving Lender Distribution; (iii) prior to the Termination Date, after the Revolving Lender Distribution has been indefeasibly paid in full in Cash, fifty percent (50%) of each Distribution of Net Proceeds until such time as the Allowed Revolving Lender Claim has been indefeasibly paid in full; and (iv) after the Termination Date, after the Revolving Lender Distribution has been indefeasibly paid in full, one hundred percent (100%) of each Distribution of Net Proceeds until the Allowed Revolving Lender Claims have been indefeasibly paid in full.

      4. CLASS 2: LEHMAN SECURED CLAIMS. The Lehman Secured Claims consists of any and all Secured Claims against the Debtors arising under the Lehman Credit Agreement. Each holder of Allowed Claims in Class 2 is impaired and is entitled to vote to accept or reject the Plan. Under the Plan, holders of Lehman Secured Claims will be Reinstated, or receive either the Lehman Collateral (or other Collateral of equivalent value) or the proceeds from the sale of the Lehman Collateral up to the amount of the Allowed Lehman Secured Claim. For a complete description of the treatment of an Allowed Secured Claim in Class 3, please see
Section 5.02 of the Plan.

      5. CLASS 3: OTHER SECURED CLAIMS. Other Secured Claims consist of any Secured Claim other than the Revolving Lender Claims and the Lehman Secured Claims. Holders of Allowed Claims in Class 3 are impaired and are entitled to vote to accept or reject the Plan. At the sole option of the Debtors or Asset LLC, as the case may be, each holder of an Allowed Claim in Class 3 will receive any of the following treatments: either: (i) all Cash proceeds received with respect to such Collateral net of Excluded Amounts, to the extent of the Allowed amount of such Class 3 Claim (E.G. all rental payments received by the Reorganized Debtors in the ordinary course, with respect to Equipment Leases pledged or sold to the holder of a Class 3 Claim); or (ii) Asset LLC or the Reorganized Debtors will sell the Collateral and such proceeds (less Excluded Amounts and the costs of sale) will be remitted to the holder of such Claim to the extent of the Allowed amount of such Claim; or (iii) Asset LLC or the Reorganized Debtors will abandon the Collateral subject to the Lien(s) securing such Class 3 Claim to such holder, or grant such holder a Lien on similar Collateral of then equivalent value; or (iv) a mutually agreed treatment. Any of the above treatments in subsections (i), (ii) and (iii) may be exercised in combination or in sequence as to any Allowed Class 3 Claim.

      Section 2.03 of the Plan provides that the holder of a Class 3 Claim may object to the Collateral Value set forth for such holder on Exhibit 4 to the Disclosure Statement prior to the Effective Date, after which the Collateral Value for such holder will be determined by Final Order. If no objection is raised prior to the Effective Date, then the Collateral Values set forth on
Exhibit 4 shall be final and binding.

      Any holders of Class 3 Claims shall remit Lessee Tax Payments and other Excluded Amounts to PFSC, either immediately (with respect to such amounts received prior to the Effective Date) or within five (5) Business Days after receipt. In the event a holder of a Class 3 Claim does not remit such amounts,

UniCapital shall be authorized to enforce a re-direction of the Collateral proceeds to ensure the payment of Excluded Amounts. All amounts remitted to the holders from and after the Petition Date shall be credited against the Allowed amounts of such Class 3 Claims. The treatment of Class 3 Claims under the Plan shall be the exclusive remedy with respect to such Claims, and the holders of Class 3 Claims shall have no recourse as to UniCapital, the Reorganized Debtors, Asset LLC, Litigation LLC or Newco as to any rights or remedies under any documents, instruments and agreements underlying such Claims.

      For a complete description of the treatment of Class 3 Claims under the Plan, please see Section 5.03 of the Plan.

      6. CLASS 4: PRIORITY NON-TAX CLAIMS. Priority Non-Tax Claims consist of any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim, or (b) a Priority Tax Claim. Each holder of Allowed Priority Non-Tax Claims in Class 4 is not impaired, and is not entitled to vote to accept or reject the Plan. Under the Plan, each holder of an Allowed Claim in Class 4 will be paid in full.

      7. CLASS 5: GENERAL UNSECURED CLAIMS. General Unsecured Claims consist of any unsecured Claim that is not an Administrative Claim, a Priority Tax Claim, a Revolving Lender Claim, a Lehman Secured Claim, a Secured Claim, a Priority Non-Tax Claim, a Penalty Claim or a Subordinated Claim. Holders of Allowed Claims in Class 5 are impaired and are entitled to vote to accept or reject the Plan. Under the Plan, holders of Allowed Claims in Class 5 will receive, in the aggregate, the following, subject to the Termination Date:

      (i) MINIMUM FUNDING REQUIREMENT: $5,000,000, indefeasibly funded into the Class 5 Escrow Account on the Effective Date;

      (ii) ADDITIONAL FUNDING REQUIREMENT: up to an additional $5,000,000, equal to the sum of: (I) the Excess Portland Proceeds, paid into the Class 5 Escrow Account on the Effective Date; (II) a 25% portion of the difference between amounts distributed to the Agent from the Disputed Tax Reserve, less claims against UniCapital under the Tax Indemnity, to be paid thirty (30) days after the third anniversary of the Effective Date; and (III) the gross proceeds from Permitted Avoidance Actions;

      (iii) SUBSEQUENT FUNDING REQUIREMENT: If the aggregate of the Minimum Funding Requirement and the Additional Funding Requirement (without deducting the Class 5 Litigation Costs) has not exceeded $6,000,000 by the third anniversary of the Effective Date, then the Agent shall pay the amount necessary to increase such amount to $6,000,000;

      (iv) NET PROCEEDS SHARING PAYMENT: If the Revolving Lender Distribution has been indefeasibly paid prior to the third anniversary of the Effective Date, then Asset LLC shall distribute fifty percent (50%) of each Distribution of Net Proceeds thereafter to the Agent and fifty percent (50%) of such Distributions into the Class 5 Escrow Account until the Allowed Revolving Lender Claims have been indefeasibly paid in full, then all remaining Net Proceeds shall be distributed into the Class 5 Escrow Account through and including such third anniversary; and

      (v) SUPPLEMENTAL NET PROCEEDS PAYMENT: If the Allowed Revolving Lender Claims are indefeasibly paid in full, then Asset LLC and Litigation LLC shall pay an amount equal to the sum of all remaining Net Proceeds to UniCapital as Disbursing Agent, which shall deposit such amounts first, into the Class 5 Escrow Account, for funding additional Distributions to the holders of Allowed

Class 5 Claims until such holders are paid in full, and next, to the holders of Allowed Claims in Classes 6, 7 and 8 in the order of priority set forth in the Bankruptcy Code.

      In addition, on the Effective Date, the Committee Preserved Issue will be released and discharged, and the Committee will be dissolved and disbanded; PROVIDED, that TS&S may appear on behalf of Class 5, but not on behalf of any individual holder of a Class 5 Claim, to enforce the provisions of the Plan with respect to Class 5 and receive the reports described in Section 13.13 of the Plan.

      For a complete description of the treatment of Class 5 under the Plan, please see Section 5.05 of the Plan.

      8. CLASS 6: SUBORDINATED CLAIMS. Subordinated Claims consist of any Claim that is subject to subordination under section 510 of the Bankruptcy Code, including, but limited to, any Claim arising from the recession of a purchase or sale of a Security of the Debtors or affiliate of the Debtors, for damages from the purchase or sale of a Security of the Debtors or an affiliate of the Debtors, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim. For purposes of the Plan, each holder of a Subordinated Claim in Class 6 will not receive any distribution of property under the Plan on account of their Claim. Holders of Claims in Class 6 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. The Debtors have Filed or expect to File a motion or claim objection to reclassify various Claims as Subordinated Claims under
Section 510(b) of the Bankruptcy Code, including Claims related to the Shareholder Action and any other Claims under federal and state securities laws.

      9. CLASS 7: PENALTY CLAIMS. Penalty Claims consist of any Claim for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim. For purposes of the Plan, each holder of Penalty Claims in Class 7 will not receive any distribution of property under the Plan on account of its Penalty Claims. Holders of Penalty Claims in Class 7 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

      10. CLASS 8: UNICAPITAL EQUITY INTERESTS. UniCapital Equity Interests consist of any holder of equity in UniCapital, including, without limitation, any "equity security" in the Debtors as defined by section 101(16) of the Bankruptcy Code. For purposes of the Plan, each holder of UniCapital Equity Interests in Class 8 will not receive any distribution of property under the Plan on account of its UniCapital Equity Interests. Holders of UniCapital Equity Interests in Class 8 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

      D. IMPLEMENTATION OF PLAN; ESTABLISHMENTS OF CLAIMS RESERVES

      1. CORPORATE TRANSACTIONS. The Plan is a reorganization pursuant to section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. On the Effective Date, the Company will be restructured as follows:

      (a) TRANSFER OF ASSETS TO ASSET LLC. UniCapital will transfer all of its Assets, except for its Causes of Action, D&O Claims and D&O Insurance and Cash to fund the Administrative Expense Budget and reserves under the Plan, but including its remaining Cash and its Equity Interests in any Subsidiary, to Asset LLC, in exchange for all of the Membership Interests in Asset LLC;

      (b) TRANSFER OF CAUSES OF ACTION AND D&O CLAIMS TO LITIGATION LLC. All of the Reorganized Debtors will transfer and assign all of their respective Causes of Action (other than Lease Collection Actions) and D&O Claims to UniCapital. UniCapital will then immediately transfer all Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities) and D&O Claims of UniCapital and the Reorganized Debtors to Litigation LLC, in exchange for all of the Membership Interests in Litigation LLC. However, UniCapital will continue to own and retain all Seller Tax Indemnities, but may enforce such indemnities only with the consent of the Agent, which may elect whether to apply the proceeds to any of the five (5) accounts comprising the Priority Claims Reserve.

      (c) TRANSFER OF MEMBERSHIP INTERESTS TO NEWCO. Immediately after the Asset transfers described in paragraphs (a) and (b), UniCapital will transfer the Membership Interests in Asset LLC and Litigation LLC to Newco, in exchange for all of the common stock of Newco.

      (d) TRANSFER OF NEWCO STOCK TO BANK OF AMERICA. Immediately after the Membership Interest transfers described in paragraph (c), UniCapital will transfer and distribute all of the common stock of Newco to Bank of America or its designee, in partial payment of the Allowed Revolving Lender Claims in the amount specified in the Corporate Exhibit Appendix.

      (e) PLAN IMPLEMENTATION AND DISSOLUTION OF UNICAPITAL. From and after the Effective Date, UniCapital will stay in existence to implement and effectuate its duties and responsibilities under the Plan, and will then dissolve. Other than Claims in Classes 1, 2 and 3, all holders of Allowed Claims will have recourse for such Claims solely from UniCapital, and not against the Reorganized Debtors, Newco, Asset LLC or Litigation LLC or their respective properties. From and after the Effective Date, UniCapital's sole assets will consist of the Administrative Claims Reserve, funded amounts in the Administrative Expense Budget, the Priority Claims Reserve, the Class 5 Cash, the right to receive any additional Distributions to the holders of Allowed Class 5 Claims pursuant to
Article V of the Plan, and the right to receive any additional funding of the Administrative Expense Budget and the Priority Claims Reserve pursuant to
Article VII of the Plan.

      (f) CORPORATE GOVERNANCE. The Corporate Exhibit Appendix lists the officers and directors of UniCapital, the Reorganized Debtors, Asset LLC, Litigation LLC, and Newco from and after the Effective Date, including any affiliation of such persons with the Debtors and the nature of the compensation of persons who are insiders of the Debtors. The Corporate Exhibit Appendix also includes the Operating Agreements of Asset LLC and Litigation LLC, and the articles of incorporation and bylaws of Newco.

      2. DISPUTED CLAIMS RESERVES AND OTHER RESERVES. The Plan has detailed provisions for the establishment of Disputed Claims Reserves, the Administrative Claims Reserve and the Priority Claims Reserve, which will be administered by UniCapital. The Priority Claims Reserve will consist of five (5) segregated accounts, for Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, the Disputed Tax Reserve, the Disputed Non-Tax Reserve and the Tax Indemnity Reserve. The Priority Claims Reserve will be funded exclusively out of the Portland Sale Proceeds, and will be released in part to fund the Released Portland Proceeds (payable to the Agent) and the Portland Reserve Sharing Payment (payable into the Class 5 Escrow Account). The Minimum Funding Requirement may be funded, in the Agent's discretion, from the Portland Sale Proceeds in lieu of the initial funding of the Dispute Tax Reserve and the Disputed Non-Tax Reserve, but in such event such amounts shall be reimbursed from Net Proceeds before any Net Proceeds are paid to the Agent. For a complete description of these provisions, see Section 7.01 of the Plan.

      E. DISTRIBUTIONS TO HOLDERS OF CLAIMS AND INTERESTS.

      The Plan contains provisions regarding initial and subsequent Distributions, estimation of Claims, the resolution of Disputed Claims, late Claims, DE MINIMIS Distributions, setoffs and counterclaims, Unclaimed Property, the exemption from transfer taxes under section 1146 of the Bankruptcy Code, withholding taxes, the payment of Lessee Tax Payments to State Governmental Authorities, the turnover of Lessee Tax Payments and other Excluded Amounts, and the entity who is responsible for making Distributions after the Effective Date. For a complete description of these provisions see Sections 7.02 through 7.14 of the Plan.

                 IV. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

      A. JURISDICTION OF COURT. Until the Effective Date, the Court will retain jurisdiction over the Debtors and their Estates. Thereafter, jurisdiction of the Court will be consistent with the subject matters set forth in Article XIII of the Plan.

      B. BINDING EFFECT. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan will bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

      C. TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the latter of:
(1) the Final Claims Resolution Date and (2) the Effective Date.

      D. RIGHTS OF ACTION. On the Effective Date, pursuant to Section 1123(b)(3) of the Bankruptcy Code, Litigation LLC will, after the transactions contemplated in Article VI of the Plan, have possession and control of the Causes of Action (other than the Lease Collection Actions and Seller Tax Indemnities) and D&O

Claims, and will, pursuant to the Plan, retain and have the right to enforce any and all present or future rights, claims or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities, but including with respect to D&O Claims), against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date. All present or future rights, claims or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities) against any Person that existed prior to the Effective Date are preserved and are transferred to Litigation LLC pursuant to the transactions contemplated in Article VI of the Plan, including, without limitation, such claims, rights or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities) identified in the Disclosure Statement. After the Effective Date, Intercompany Claims may be distributed by Litigation LLC to Newco and contributed to the capital of the respective Debtors owing Intercompany Claims. Litigation LLC will be deemed the Estates' representative in accordance with Section 1123 of the Bankruptcy Code and will have all the powers of a trustee under sections 704, 724 and 1106 of the Bankruptcy Code. In addition, no entity other than Litigation LLC (after the transactions contemplated in Article VI of the Plan) will have authority to assert, prosecute, settle or enforce any judgment entered in respect of any of the Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities), notwithstanding that prior to the Petition Date an entity may or could have asserted such claim or Causes of Action. The Reorganized Debtors will continue to have authority to assert, prosecute, settle or enforce any judgment entered in respect of any of the Lease Collection Actions. For a complete description of the rights, Causes of Action and defenses that Litigation LLC has under the Plan, see Section 9.04 of the Plan.

      E. REVESTING OF ASSETS. Except as otherwise provided in the Plan (including with respect to the retention of Liens by the holders of Claims in Classes 1, 2 and 3), on the Effective Date all property comprising the Estate of each Debtor (other than UniCapital) will revest in the relevant Reorganized Debtor free and clear of all Claims, liens, charges, encumbrances and Interests of creditors and equity security holders, and all Assets and Membership Interests transferred to UniCapital, Asset LLC, Litigation LLC and Newco pursuant to the transactions provided in Article VI of the Plan will be vested in UniCapital, Asset LLC, Litigation LLC and Newco, respectively, free and clear of all Claims, liens, charges, encumbrances and Interests of creditors and equity security holders (other than as specified explicitly in the Plan). For a complete description of the revesting provisions contained in the Plan see
Section 9.05 of the Plan.

      F. DISCHARGE INJUNCTIONS AND RELEASES.

      Except as otherwise provided in the Plan or Confirmation Order, and subject to section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order will discharge all debts of, Claims against, Liens on, and Interests in each of the Reorganized Debtors, their assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Reorganized Debtors will be effective as to each debt, Claim, Lien or Interest, regardless of whether a proof of Claim or Interest therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan.

      The Plan also contains certain releases and limitations of liability, including the release of claims against the Agent, the Lenders, Portland and the TAA Parties and their professionals and other related Persons, the members of the Committee and professionals retained by the Committee and the Debtors, and certain directors and officers of the Debtors and their Subsidiaries who served during the Chapter 11 Cases, and the release by holders of Claims and Interests, on the one hand, of the Agent, Bank of America, the Bank Investors, the TAA Parties, the Lenders, Newco, Asset LLC, Litigation LLC, Portland, PFSC and various related Persons, and of certain Persons who served as agents, employees, officers and directors of the Debtors and their Subsidiaries and affiliates during the Chapter 11 Cases, on the other hand. The Plan further provides for injunctions prohibiting claims and actions which have been released or discharged under the Plan. For a complete description of the discharge, injunction and release provisions of the Plan, see Sections 9.06 through 9.10 of the Plan.

      THE RELEASES AND LIMITATIONS OF LIABILITY OF THE ENTITIES, PROFESSIONALS AND OTHER PERSONS DESCRIBED IN THE FOREGOING PARAGRAPH (AND IN SECTIONS 9.06 THROUGH 9.10 OF THE PLAN) ARE FINAL AND ABSOLUTE, AND INCLUDE CLAIMS THAT MAY BE HELD BY ANY STATE, LOCAL OR MUNICIPAL GOVERNMENTAL ENTITY AGAINST SUCH PERSONS. NO OBJECTIONS TO SUCH RELEASES AND LIMITATIONS OF LIABILITY WILL BE ACCEPTED AFTER THE CONFIRMATION OF THE PLAN, AND ANY SUCH OBJECTIONS THAT ARE NOT RAISED PRIOR TO CONFIRMATION WILL BE FOREVER RELEASED, WAIVED AND DISCHARGED. ANY PERSONS THAT MAY HOLD CLAIMS AGAINST THE ENTITIES, PROFESSIONALS AND OTHER PERSONS BEING RELEASED, INCLUDING STATE, LOCAL AND MUNICIPAL GOVERNMENTAL ENTITIES, SHALL BE ENTITLED SOLELY AND EXCLUSIVELY TO THE TREATMENT PROVIDED IN THE PLAN FOR THEIR ALLOWED CLAIMS AGAINST THE DEBTORS.

                             V. EXECUTORY CONTRACTS

      As of the Effective Date, subject to Section 9.09 of the Plan, all executory contracts and unexpired leases of each Debtor will be deemed rejected by such Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) the P&C Agreement; (b) the Servicing Agreements; (c) any of the Equipment Leases which are executory contracts as of the Effective Date; (d) any executory contract or unexpired lease that has been or is the subject of a motion, stipulation or agreed order to assume or assume and assign Filed pursuant to section 365 of the Bankruptcy Code by any of the Debtors before the Effective Date, or that is otherwise subject to a Final Order regarding its assumption or rejection; (e) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" in the Supplemental Appendix to be Filed by the Debtors to the extent such contract or lease is executory as of the Effective Date; (f) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of the Plan, including any included in the Assets transferred pursuant to the transactions described in Article VI of the Plan; and (g) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code as of the Effective Date.

      The Plan also contains provisions for the cure of any monetary or other defaults with respect to those executory contracts and unexpired leases which are deemed assumed under the Plan and a Bar Date for filing of Claims in connection with those executory contracts and unexpired leases which have been rejected. For a complete description of the provisions in the Plan regarding the treatment of executory contracts and unexpired leases, see Section 10.01 through
10.04 of the Plan.

                  VI. CONDITIONS TO CONFIRMATION AND OCCURRENCE
                                OF EFFECTIVE DATE

      A. CONDITIONS TO CONFIRMATION. The Plan may not be confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section
11.03 of the Plan, any one or more of the following conditions may be waived at any time by the Debtors, with the consent of the Agent.

      1. The Disclosure Statement Order shall have been entered and shall have become a Final Order.

      2. The Confirmation Order shall be in a form reasonably acceptable to the Debtors and the Agent.

      3. The Compromise and Settlement and all other provisions embodied in the Plan shall not have been modified, altered or changed in any respect.

      4. The Portland Transaction shall be in full force and effect and shall not at any time be subject to any challenge.

      5. The Debtors shall have complied with their obligations and agreements set forth in the Cash Collateral Orders and the Budgets annexed thereto.

      6. The TAA Subsidiaries (i) shall not have filed a voluntary petition or petitions seeking bankruptcy protection under the Bankruptcy Code or similar state insolvency laws, and (ii) an order or orders for relief (or such similar relief as provided for under applicable state law) shall not have been entered or granted with respect to such entities in respect of any insolvency petition(s) for relief under the Bankruptcy Code or similar state insolvency laws.

      7. Priority Claims (Allowed and Disputed) as of the date of the Confirmation Hearing shall not be greater than the sum of the Portland Sale Proceeds plus an amount acceptable to the Agent and the Requisite Lenders.

      8. An Administrative Expense Budget shall have been delivered and shall be acceptable to the Agent in its sole discretion.

      9. The Confirmation Hearing shall have occurred no later than January 14, 2002, or such later date agreed to by the Agent in its sole discretion.

      B. CONDITIONS TO OCCURRENCE OF EFFECTIVE DATE. The Effective Date for the Plan will not occur unless each of the conditions set forth in Section 11.02 of the Plan is satisfied. Except as provided in Section 11.03 of the Plan, any one or more of the following conditions may be waived at any time by the Debtors, with the consent of the Agent.

      1. The Confirmation Order shall have been entered and shall have become a Final Order.

      2. The Debtors shall have (i) on or by the Consummation Date, assumed, to the extent executory, and otherwise ratified and accepted: (x) the P&C Agreement; and (y) the Servicing Agreements; and (ii) complied with all of their respective material obligations, duties and covenants set forth in such agreements through the Consummation Date.

      3. Priority Claims (Allowed and Disputed) as of the date of the Confirmation Hearing shall not be greater than the sum of the Portland Sale Proceeds plus an amount acceptable to the Agent and the Requisite Lenders.

      4. An Administrative Expense Budget shall have been delivered and shall be acceptable to the Agent in its sole discretion.

      5. The Effective Date shall have occurred no later than January 26, 2002, or such later date agreed to by the Agent in its sole discretion.

      C. WAIVER OF CONDITIONS TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE. Each of the conditions to confirmation of the Plan or to the occurrence of the Effective Date is for the benefit of the Debtors. Other than the requirement that the Disclosure Statement Order and the Confirmation Order must be entered, the requirement that a particular condition be satisfied may be waived in whole or in part by the Debtors, with the consent of the Agent.

           VII. CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN

      A. CONFIRMABILITY AND SEVERABILITY OF A PLAN. The Debtors, with the consent of the Agent, reserve the right to alter, amend, modify, revoke or withdraw the Plan. The Debtors, with the consent of the Agent, reserve the right to make non-substantive changes in the Plan. Each provision of the Plan will be considered separable and, if for any reason any provision or provisions in the Plan are determined to be invalid and contrary to any existing or future law, the balance of the Plan will be given effect without relation to the invalid provision.

      B. CRAMDOWN. The Debtors will request the Bankruptcy Court to confirm in accordance with section 1129(b) of the Bankruptcy Code as to Classes 6, 7 and 8 and reserve the right to confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to any Class that rejects the Plan.

                         VIII. ADMINISTRATIVE PROVISIONS

      A. RETENTION OF JURISDICTION. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court will retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the following purposes:

      1. Determination of the allowability of Claims upon objection to such Claims by Debtors (prior to the Effective Date), UniCapital (after the Effective Date, with respect to all Claims other than Classes 1, 2 or 3), or Asset LLC (after the Effective Date, with respect to Classes 2 and 3), and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

      2. Determination of tax liability pursuant to section 505 of the Bankruptcy Code;

      3. Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors;

      4. Determination of requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section 330 of the Bankruptcy Code;

      5. Resolution of controversies and disputes regarding the interpretation of the Plan;

      6. Implementation of the provisions of the Plan and entry of orders in aid of confirmation and consummation of the Plan, including, without limitation, appropriate orders protecting the Debtors, their successors and Estates from actions by creditors and/or Interest holders of the Debtors or any of them, ensuring Distributions to holders of Allowed Claims, resolving disputes and controversies regarding property of the Estates or the Disputed Claims Reserves, and ensuring the recovery and turnover of Assets of the Estates, including the enforcement of contractual, subrogation or other rights of the Estates to recover or collect Lessee Tax Payments from any third parties holding same;

      7. Modification of the Plan pursuant to section 1127 of the Bankruptcy
Code;

      8. Issuance of orders, if appropriate, as requested by the UniCapital, the Reorganized Debtors, Asset LLC or Litigation LLC under, and subject to, the provisions of Bankruptcy Rule 2004;

      9. Adjudication of any Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities) by Litigation LLC, including, but not limited to, the D&O Claims;

      10. All matters, controversies and disputes relating to the discharge, injunctions and releases granted under the Plan and the Bankruptcy Code;

      11. Entry of a Final Order closing the Chapter 11 Cases.

      B. OTHER ADMINISTRATIVE PROVISIONS. The Plan contains further provisions regarding: the governing law of the Plan, the Bar Date for filing Administrative Claims, preservation of avoided transfers, corporate action, and Plan amendments, and other matters. For a complete description of these provisions in the Plan, see Section 13.02 through 13.14 of the Plan.

                           IX. ESTIMATED DISTRIBUTIONS

      For purposes of this recovery analysis, the recoveries to holders of Allowed Class 1 Claims, Class 2 Claims, Class 3 Claims and Class 5 Claims have been calculated based on the Net Proceeds projected to be collected within the 5-year Projection Period, as detailed in the Projections included in Article X. Because of the highly volatile and speculative nature of the Debtor's income stream, no certain estimate can be made at this time as to the Net Proceeds that will ultimately be collected. Furthermore, no value has been ascribed to the Permitted Avoidance Actions or to assets that Litigation LLC will hold, such as the Causes of Action (other than Lease Collection Actions and the Seller Tax Indemnities), as the recoverable value of such assets are highly uncertain.


--------------------------------------------------------------------------------
                                                          ESTIMATED
CLASS          DESCRIPTION        TREATMENT               RECOVERY

--------------------------------------------------------------------------------
               Administrative     Unimpaired                100%
               Claims

--------------------------------------------------------------------------------
               Priority           Tax Unimpaired            100%
               Claims

--------------------------------------------------------------------------------

1              Revolving Lender   Impaired             See Article  III,
               Secured Claims                          Section C of this
                                                       Disclosure Statement,
                                                       and the Projections

--------------------------------------------------------------------------------

2              Lehman Secured     Impaired             100% -- Value of Lehman
               Claims                                  Collateral is assumed
                                                       to exceed amount of
                                                       Allowed Lehman Secured
                                                       Claims

--------------------------------------------------------------------------------

3              Other Secured      Impaired             See Article  III,
               Claims                                  Section C of this
                                                       Disclosure Statement;
                                                       estimated recoveries vary
                                                       depending on Collateral
                                                       Value for each Allowed
                                                       Class 3 Claim

--------------------------------------------------------------------------------

4              Priority Non-Tax   Unimpaired           100%
               Claims

--------------------------------------------------------------------------------

5              General Unsecured  Impaired             10%(5)
               Claims

--------------------------------------------------------------------------------

6              Subordinated       Impaired             No Recovery
               Claims

--------------------------------------------------------------------------------
7              Penalty Claims     Impaired             No Recovery

--------------------------------------------------------------------------------

8              Equity Interests   Impaired             No Recovery
               in
               UniCapital
--------------------------------------------------------------------------


----------
      (5) Assumes that Allowed Class 5 Claims total $50,000,000, resulting in a 10% estimated recovery (based on 10% cap on $50mm). If Allowed Class 5 Claims total less than $50,000,000, the estimated percentage recovery will be higher. For example, if Allowed Class 5 Claims total $40,000,000, the estimated percentage recovery will be 12.5% (based on guaranteed $5mm payment, out of $40mm).

      THE CLAIMS ESTIMATES AND RECOVERIES ON ACCOUNT OF SUCH CLAIMS ARE THE DEBTORS BEST ESTIMATES BASED UPON AVAILABLE INFORMATION. THERE CAN BE NO GUARANTEE THAT THE PROJECTED RESULTS WILL BE OBTAINED. THE DEBTORS CONTINUE TO EXAMINE CLAIMS AND INFORMATION CONTAINED IN THEIR BOOKS AND RECORDS. AS A RESULT, THE NUMBERS CONTAINED IN THIS DISCLOSURE STATEMENT MAY BE SUBJECT TO MATERIAL CHANGE.

                            X. FINANCIAL PROJECTIONS

      A. RESPONSIBILITY FOR AND PURPOSE OF THE PROJECTIONS.

      As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management has, through the development of financial projections (the "Projections"), analyzed the ability of UniCapital and Asset LLC, as Disbursing Agents, to meet their obligations under the Plan while maintaining sufficient liquidity and capital resources to avoid a subsequent financial restructuring. The Projections were also prepared to assist each holder of a Class 1, Class 2, Class 3 or Class 5 Claim in determining whether to accept or reject the Plan.

      The Projections are attached as EXHIBIT 5 to this Disclosure Statement. The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The assumptions about the cash flows of Asset LLC and the Reorganized Debtors after the assumed Effective Date, which are utilized in the Projections, were prepared in December 2001 and were based, in part, on economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such conditions have not materially changed, any future changes in these conditions may materially impact the ability of Asset LLC and the Reorganized Debtors to achieve the Projections.

      THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS' INDEPENDENT ACCOUNTANT, PRICEWATERHOUSE, HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS OR ACCURACY THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

      THE DEBTORS AND UNICAPITAL DO NOT, AND IT IS ANTICIPATED THAT THE REORGANIZED DEBTORS, ASSET LLC AND LITIGATION LLC WILL NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, ALL SUCH PARTIES DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS OR ANY OTHER PARTY PRIOR TO OR AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

      THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, UNICAPITAL AND THE REORGANIZED DEBTORS. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE ABILITY OF ASSET LLC AND THE REORGANIZED DEBTORS TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

      FINALLY, THE PROJECTIONS IN EXHIBIT 5 DO NOT INCLUDE ASSUMPTIONS AS TO THE FAIR VALUE OF ASSET LLC AND THE REORGANIZED DEBTORS AND THEIR ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. THE DEBTORS WILL MAKE SUCH FAIR VALUE ESTIMATES AS OF THE EFFECTIVE DATE, AND SUCH ESTIMATES COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING ESTIMATES.

      B. SUMMARY OF SIGNIFICANT ASSUMPTIONS.

      The Debtors have developed the Projections (summarized below) to assist creditors in their evaluation of the Plan and to analyze its feasibility. THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS DESCRIBED BELOW. ACTUAL RESULTS AND VALUES MAY AND WILL VARY FROM THOSE PROJECTED.

      1. PLAN TERMS AND CONSUMMATION. The Projections assume an Effective Date of December 31, 2001, with Allowed Claims and Equity Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Equity Interests. If consummation of the Plan does not occur on or around December 31, 2001, additional bankruptcy expenses will be incurred until such time as a plan of reorganization is confirmed. These expenses could significantly impact the results of operations and cash flows of Asset LLC and the Reorganized Debtors.

      2. BASE PROJECTION ASSUMPTIONS.

                  (a) The June 30, 2001 Consolidated Balance Sheet was prepared using actual data available from the Debtors' books and records. The Consolidation includes all UniCapital entities, including Debtor and non-Debtor Subsidiaries, including Securitization and TAA Subsidiaries but excluding off-balance sheet Securitization Subsidiaries. It is intended that the Balance Sheet and Income Statement be viewed as part of the Projections and be subjected to all of the limitations and qualifications made concerning the use of projected information. The Balance Sheet was prepared by the Debtors' management and has not been audited by the Debtors' independent accountant, Pricewaterhouse and Company. The Balance Sheet and Income Statement may not include all adjustments necessary to make them conform to GAAP. Specifically, the June Balance Sheet may not include lease reserves and Big Ticket asset reserves adequate to make the Debtor and non-Debtor lease assets and Big Ticket assets fairly stated and may not be adequate for other assets. Further, additional tax benefits and liabilities have been calculated and added to the statement on a pro-forma basis to assist in the roll out of the Projections, which have not been booked to the Debtors' accounting records. The Projections include an income statement, statement of cash flows and balance sheet for the six months ending 12/31/01 and the years ending 12/31/02, 12/31/03, 12/31/04, 12/31/05 and 12/31/06.

                  (b) The projected statements display information the Debtors believe to be pertinent information, but may not include all adjustments necessary for them to conform to GAAP. Asset and liability balances are continuations of historical values included in the books and records of the Reorganized Debtors and their Subsidiaries.

                  (c) Assets have not been valued to market, and the books do not reflect fresh start accounting adjustments.

                  (d) The Projections include all of UniCapital Corporation's current direct and indirect, Debtor and non-Debtor subsidiaries, including Securitization and TAA Subsidiaries, but exclude off-balance sheet Securitization Subsidiaries. The TAA and Securitization Subsidiaries affect the income statement and balance sheet, but do not generate any net cash for the creditors.

                  (e) Consistent with the Plan's treatment of sales taxes
            (namely the reaffirmation of current procedures), the Projections assume PFSC collects and remits all sales taxes. The Projections do not include cash flow or a stated liability related to these taxes.

                  (f) Consistent with the Plan's treatment of property taxes
            (namely the reaffirmation of current procedures), the Projections assume PFSC collects and remits all property taxes. The current property tax receivable is included on the balance sheet as of 6/30/01. During the projection period, the Projections assume the receivable is partially collected by Asset LLC.

                  (g) Newco Assumed Debt assumed to be 100% of Pre-Petition
            Lender Indebtedness. Pre-Petition Lender Indebtedness assumed to accrue interest at 8.5% starting at the Petition Date.

      3. ASSUMPTIONS PRECEDING THE EFFECTIVE DATE. As a basis for the Projections, management has estimated the operating results for the period of time leading up to the Effective Date, specifically June 30, 2001 through December 31, 2001 (the "Bridge Period"). These Projections assume the continued operations of the debtors consistent with recent activity.

      Cash income during the Bridge Period consists primarily of the projected receipt of collections from the Debtors' Equipment Leases. The Debtors also project that they will continue to generate some income from the collection of outstanding receivables and the sale of certain equipment. Expenses during the Bridge Period include corporate general and administrative expenses, continuing expenses relating to the servicing of the Equipment Leases and the sales of assets, professional fees and other bankruptcy-related expenses.

      4. GENERAL ECONOMIC CONDITIONS. The Projections were prepared assuming that economic conditions do not differ significantly over the next five years from current economic conditions.

      5. INCOME. The Reorganized Debtors will have three primary sources of income:

   -- Equipment Lease Cash Flow: Cash flow from Asset LLC's equipment lease portfolio has been projected using a variety of portfolio performance and realization assumptions developed by management. These assumptions are consistent with the Company's recent experience and historical valuation methodology.

   -- Sale of Equipment: The Projections include assumptions regarding the sale of aircraft, aircraft engines and off-lease equipment during the projection period.

   -- Collection of Receivables and Other Assets: The Projections include assumptions regarding the collection of receivables and other assets.

      6. EXPENSES. Management has estimated that Asset LLC and the Reorganized Debtors will incur corporate general and administrative expenses of $8.9mm, $5.3mm, $4.2mm, $3.6mm and ($1.3mm) for calendar years 2002, 2003, 2004, 2005 and 2006, respectively. Note that these expenses include, as an offset, credit and collections realizations on written-off contracts. These expenses include the costs of management, back office operations, audit and accounting fees, lease portfolio servicing and other miscellaneous expenses. The expenses of UniCapital as Disbursing Agent will be funded by the Administrative Expense Budget, which amount is included in the expenses referenced above.

      7. INCOME TAXES. The Projections are an after tax projection of the activities of the companies, and include an assumption that no Subsidiaries are liquidated and that other affiliates of Newco do not generate any income in the projected period to consume the tax net operating losses ("NOLs") of the Newco group. The balance sheet includes the tax effect of the NOLs as a tax benefit, under the assumption that the benefit will be realized by Newco sometime prior to expiration. See Projection Footnotes for additional details on projected taxes and changes in the deferred tax benefits and liability.

      8. DISTRIBUTIONS TO CREDITORS. The Projections assume that all Net Proceeds of the Reorganized Debtors, Asset LLC and Litigation LLC, excluding cash required for the operation of such entities and any expenses described in the Plan definition of "Net Proceeds," will be distributed to the Agent on behalf of the holders of the Class 1 Claims, except for Net Proceeds that are required to be distributed to the holders of Class 2 and 3 Claims as provided in the Plan. Class 4 Claims are assumed to be satisfied out of cash flow before the determination of Net Proceeds and the distribution of such amount to the holders of Class 1 Claims. The Projections do not show Asset LLC funding any Net Proceeds Sharing Payment or the Supplemental Net Proceeds Payment for the holders of Class 5 Claims.

      The Projections also assume that the Portland Sale Proceeds are used in full to fund the Priority Claims Reserve and the Administrative Claims Reserve. No further cash distributions from the Assets of the Debtors or from Net Proceeds are assumed for purposes of the Projections.

      9. OTHER. The Projections do not include proceeds for Causes of Action of the Debtors, including preference and fraudulent transfer claims and contract, fraud and tort claims not arising under the Bankruptcy Code. Although the Plan provides for reservation and assignment to Litigation LLC of all such Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities), the Debtors have not concluded their analysis of possible Causes of Action that Litigation LLC may bring and believe that any estimate of proceeds of those Causes of Action at this time would not be meaningful. For the same reason, the Projections also do not include any expenses that Litigation LLC may incur in pursuing those Causes of Action, which would reduce cash available for payment to creditors to the extent the expenses exceed the proceeds of pursuing those Causes of Action. Amounts that Litigation LLC recovers from such Causes of Action, net of expenses, will increase the amount available for Distributions.

      C. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

      Statements contained in this Disclosure Statement and incorporated by reference, including the Projections in this section, may be considered "forward-looking statements" within the meaning of federal securities law. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, general economic and business conditions, particularly as they may affect collections on the Equipment Leases held by the Reorganized Debtors. For additional information about the Debtors and relevant risk factors, see Section XII, Certain Risk Factors To Be Considered.

      D. FINANCIAL PROJECTIONS.

      The financial projections prepared by management are summarized in the tables set forth in EXHIBIT 5 to this Disclosure Statement.

                XI. VOTING REQUIREMENTS, ACCEPTANCE, CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

      A. GENERAL.

      To confirm the Plan, the Bankruptcy Code requires that the Court make a series of findings concerning the Plan and the Debtors, including that: (i) the Plan classifies Claims and Interests in a permissible manner; (ii) the Plan complies with the applicable provisions of the Bankruptcy Code; (iii) the Debtors comply with the applicable provisions of the Bankruptcy Code; (iv) the Debtors have proposed the Plan in good faith and not by any means forbidden by law; (v) the disclosure required by section 1125 of the Bankruptcy Code has been made; (vi) the Plan has been accepted by the requisite votes of holders of Claims or Interests (except to the extent that "cram-down" is available under section 1129(b) of the Bankruptcy Code (SEE below discussion on "Cram-down," Section G), (vii) the Plan is feasible and Confirmation will not likely be followed by the liquidation or the need for further financial reorganization of the Debtors; (viii) the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing to such holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan (SEE Section I entitled "Best Interests of Creditors"); (ix) all fees and expenses payable under 28 U.S.C. ss. 1930 (relating to bankruptcy fees payable to the clerk of the Bankruptcy Court and the office of the United States Trustee) have been paid or the Plan provides for the payment of such fees on the Effective Date; (x) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to section 1114 of the Bankruptcy Code, for the duration of the period that the Debtors have obligated themselves to provide such benefits; and (xi) the Plan proponents must have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors or a successor to the Debtors under the Plan, and the appointment to or continuance in such office by such individual must be consistent with public policy.

      The Debtors believe that the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code. Certain of these requirements are discussed in more detail below. The Debtors have proposed the Plan in good faith.

      B. ELIGIBILITY TO VOTE.

      Pursuant to the Bankruptcy Code, only classes of claims against or equity interests of a debtor that are "impaired" (within the meaning of section 1124 of the Bankruptcy Code) under the terms and provisions of a plan of reorganization are entitled to vote to accept or reject a plan. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity or by payment in full in cash. Classes of claims and interests that are not impaired are NOT entitled to vote on a plan and, under section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted a plan. In addition, under section 1126(g), classes of claims and interests that receive no distributions are deemed to have rejected the Plan and the votes of such holders will not be solicited.

      The holders of Claims in Class 1, Class 2, Class 3 and Class 5 are entitled to vote to accept or reject the Plan if (a) such claim is a Revolving Lender Claim, a Class 2 Lehman Secured Claim, Class 3 Other Secured Claim, or a General Unsecured Claim, (b) such holder's Claim has been scheduled by the Debtors and such Claim is NOT scheduled as disputed, contingent or unliquidated,
(c) no objection has been Filed as to such holder's Claim, either before or after the Voting Record Date (as defined in the Disclosure Statement Order), or
(d) such holder has filed a proof of claim on or before May 25, 2001, pursuant to section 502(a) of the Bankruptcy Code, Bankruptcy Rule 3003 and the Bar Date Order, except where the Debtors have specifically agreed to a late filed proof of claim. Any Claim in the aforesaid Class as to which an objection has been filed and has not been withdrawn or dismissed is not entitled to vote, regardless of whether a ballot was transmitted to the holder of such Claim, UNLESS the Court, pursuant to Bankruptcy Rule 3018(a) and upon application of the holder whose Claim has been objected to, temporarily allows the Claim in an amount that the Court deems proper solely for the purpose of accepting or rejecting the Plan.

      A vote may be disregarded if the Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

      C. ESTIMATION AND TEMPORARY ALLOWANCE OF CLAIMS.

      Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Court may estimate and temporarily allow a Claim for voting and other purposes. The Debtors or holders of particular Claims may seek an order of the Court temporarily allowing, for voting purposes only, certain Disputed Claims. Pursuant to the Disclosure Statement Order, the deadline for filing a motion for temporary allowance of a Claim for voting purposes is December 28, 2001, with a hearing on such motion to be held on January 7, 2002 at 2:00 p.m. (Eastern
Time).

      D. ACCEPTANCE REQUIREMENTS.

      The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by creditors that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims of such class who actually vote for acceptance or rejection of a plan. The vote of a holder of a claim may be disregarded if the Court determines, after notice and a hearing, that the acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

      E. TRANSMISSION OF BALLOTS.

      All record holders of Allowed Claims which are impaired (including any Claims that are temporarily Allowed for voting purposes) as of the date the order approving this Disclosure Statement was entered by the Bankruptcy Court are entitled to vote to accept or reject the Plan and may do so by completing the appropriate ballot which is enclosed with this Disclosure Statement. In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of your Claim for voting purposes (if your Claim is a Disputed Claim, this amount may not be the amount ultimately allowed for purposes of distributions under the Plan) and the Class to which your Claim relates. PLEASE CAREFULLY FOLLOW THE INSTRUCTIONS ACCOMPANYING THE ENCLOSED BALLOT, AS DESCRIBED IN THE INTRODUCTION SECTION OF THIS DISCLOSURE STATEMENT.

      VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS, YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU SHOULD COMPLETE SIGN, AND RETURN EACH BALLOT THAT YOU RECEIVE.

      F. ACCEPTANCES REQUIRED FROM IMPAIRED CLASSES.

      In order for a plan to be confirmed without resort to the "cram-down" provisions of the Bankruptcy Code, each Class of "impaired" Claims and Interests must be determined to have accepted the Plan. As previously mentioned, each Class of "impaired" Claims and Interests will be determined to have accepted the Plan if Creditors and Interest holders who actually vote, accept the plan by votes (i) representing at least two-thirds in amount of Allowed Claims or Interests in such impaired Class and (ii) more than one-half in number of Allowed Claims in such Class.

      The holders of Class 1, Class 2, Class 3 and Class 5 Claims are "impaired" under the Plan, and the Debtors are soliciting acceptances for the Plan from the holders of Class 1, Class 2, Class 3 and Class 5 Claims. The holders of Claims in Classes 6 and 7 and UniCapital Equity Interests in Class 8 will receive no distribution under the Plan and, therefore, are deemed to reject the Plan.

      Class 4 Claims are unimpaired under the Plan and are deemed to have accepted the Plan.

      G. CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES ("CRAM-DOWN").

      In the event that a plan otherwise satisfies the Bankruptcy Code's requirements for confirmation, but one or more classes of Claims or Interests votes to reject the Plan, a debtor has the right to seek confirmation of its plan under the "cram-down" provisions of the Bankruptcy Code. The Debtors intend to exercise their right to "cram-down" the Plan.

      The Bankruptcy Court can "cram-down" the Plan at the Debtors' request only if at least one impaired Class of Claims, the Class 1, Class 2, Class 3 or Class 5 Claims (excluding the votes of insiders) has accepted the Plan and all other requirements of section 1129(a) of the Bankruptcy Code are satisfied.

      In addition, the Bankruptcy Court must find that, as to each impaired Class that has not accepted the Plan, the Plan does not "discriminate unfairly" and is "fair and equitable" with respect to such non-accepting Class. Because Classes 6, 7 and 8 are deemed to have rejected the Plan, the Bankruptcy Court will have to determine at the Confirmation Hearing whether the Plan is fair and equitable to, and does not discriminate unfairly against, Classes 6, 7 and 8 and any rejecting impaired Class of Claims.

      A plan does not "discriminate unfairly" within the meaning of the Bankruptcy Code if the dissenting class will receive value relatively equal to the value given to all other similarly situated classes.

      A plan of reorganization is "fair and equitable" within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or interests.

      A plan is "fair and equitable" as to a class of secured claims that rejects a plan if the plan provides (a)(i) that the holders of claims included in the rejecting class retain the liens securing those claims, whether the property subject to those liens is retained by the debtors or transferred to another entity, to the extent of the allowed amount of such claims, and (ii) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, equal to at least the value of the holder's interest in the estate's interest in such property; or (b) for the sale of such property, subject to the holder's bidding rights under Section 363(k) of the Bankruptcy Code, with the holder's liens to attach to the sale proceeds; or
(c) for the realization by such holders of the indubitable equivalent of such claims.

      If a class of unsecured claims rejects a plan, the plan may still be confirmed as long as the plan provides (a) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim, or (b) that the holder of any claim or any interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

      If a class of interests rejects a plan, the plan may still be confirmed as long as the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or (b) that the holder of any interest that is junior to the interest of such class will not receive or retain under the plan on account of such junior interest any property at all.

      Holders of Claims in Classes 6 and 7 and UniCapital Equity Interests in Class 8 will not receive or retain any property under the Plan, and are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors intend to seek confirmation of the Plan pursuant to the "cram-down" provisions of section 1129(b) of the Bankruptcy Code. The Debtors further believe that the Plan satisfies the requirements of section 1129(b) since no claim or interest that is junior to the aforementioned classes will receive any property under the Plan.

      H. FEASIBILITY OF THE PLAN.

      In connection with confirmation of the Plan, the Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11), which means that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. As discussed, the Plan provides for a variety of reserves for the payment of Administrative and Priority Claims, and a Class 5 Escrow Account for the payment of Distributions to the holders of Allowed Class 5 Claims, and the Debtors believe that no further restructuring will be necessary.

      I. BEST INTERESTS OF CREDITORS.

      To confirm the Plan over the objections of dissenting holders of Claims and Interests, the Court must also independently determine that the Plan is in the "best interests" of all dissenting holders of Claims and Interests impaired under the Plan. Under the "best interests" test, the Court must find that the Plan provides to each dissenting holder of an impaired Claim or Interest a recovery of a value at least equal to the value, as of the Effective Date, of the distribution that each such holder would receive were the Debtors liquidated under chapter 7 of the Bankruptcy Code. It is the Debtors' belief that a liquidation under chapter 7 of the Bankruptcy Code would increase administrative costs in the form of chapter 7 trustee's fees and other professional fees, and reduce recoveries to the dissenting holders of Claims and Interests. In addition, in a chapter 7 liquidation it is doubtful whether the Agent would release its liens against certain collateral so that Class 5 creditors would not receive any distribution attributed to such collateral. The Agent has advised the Debtors that in the absence of confirmation of the Plan, the Agent would likely seek relief from the automatic stay to liquidate all of the Debtors' assets, and would assert a lien as to all proceeds, to the exclusion of all other creditors.

      To calculate a chapter 7 trustee fees, section 326(a) of the Bankruptcy Code provides that such fee is calculated based on all moneys disbursed not to exceed 25 percent on the first $5,000 or less, 10 percent on any amount in excess of $5,000 but not in excess of $50,000, 5 percent on any amount in excess of $50,000 but not in excess of $1,000,000, and reasonable compensation not to exceed 3 percent of such moneys in excess of $1,000,000. In addition to the chapter 7 trustee's fee, a chapter 7 trustee would require the assistance of other professionals and such professionals' fees would be in addition to the chapter 7 trustee's fee.

      The Debtors have prepared the liquidation analysis attached as EXHIBIT 6 to this Disclosure Statement, showing the expected distributions from proceeds and payments for related expenses, in the event the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

      The Debtors' believe the Plan is in the best interest of creditors and all creditors are receiving value greater than or at least equal to the value, as of the Effective Date, of the distribution that each such holder would receive were the Debtors liquidated under chapter 7 of the Bankruptcy Code.

                      XII. COMPLIANCE WITH SECURITIES LAWS

      A. COMPLIANCE WITH SECURITIES LAWS.

      Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from registration under the Securities Act of 1933, as amended (the "Securities Act") and state law. Under Section 1145, the issuance of the reorganization securities is exempt from registration if three principal requirements are satisfied: (1) the securities must be issued by a debtor, its successor, or an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities must hold a claim against the debtor or such affiliate, an interest in the debtor or such affiliate; and (3) the securities must be issued in exchange for a claim against or interest in the debtor or such affiliate, or "principally" in such exchange and "partly" for cash or property.

      1. ISSUANCE OF NEWCO STOCK AND LLC MEMBERSHIP INTERESTS. The Debtors believe that the issuance of the Membership Interests in Asset LLC and Litigation LLC to UniCapital followed by their transfer to Newco, and the issuance of the stock in Newco to UniCapital followed by its transfer to Bank of America, will satisfy the conditions listed above because: (a) the issuance of such securities are expressly contemplated under the Plan; (b) the recipient of direct and indirect ownership of such securities, Bank of America, is the holder of "Claims" against the Debtors, in its capacity as Agent and a Lender under the Credit Agreement; and (c) the recipient will exchange a portion of its Claims against the Debtors, and no other consideration, for the Newco Stock. Accordingly, under section 1145 of the Bankruptcy Code, the issuance of the Membership Interests in Asset LLC and Litigation LLC and the issuance of securities under the Plan will be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If any of Newco, Asset LLC or Litigation LLC determines, with the advice of counsel, that it is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then it will take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

      2. TRANSFERABILITY. Upon issuance thereof, the beneficial interests represented by the stock of Newco and Membership Interests will not be transferable, but will instead be subject to the limitations on transferability for private placements under federal and state securities laws. The Debtors will not seek to have the stock of Newco or the Membership Interests listed on a nationally recognized stock exchange after the Effective Date.

                   XIII. CERTAIN RISK FACTORS TO BE CONSIDERED

      The holder of an impaired Claim should consider carefully the following risk factors as well as all of the other information contained in this Disclosure Statement, including the Plan and other Exhibits hereto, before deciding whether to vote to accept or reject the Plan.

      A. SETTLEMENTS EMBODIED IN THE PLAN

      The Plan contains various debtor-creditor and inter-creditor settlements that are reflected in the relative recoveries of the creditor groups and that are designed to achieve a global resolution of these Chapter 11 Cases. The Plan is premised upon settlement, rather than litigation of these disputes.

      The Plan represents, in effect, a linked series of concessions by creditors in separate classes of Claims. In proposing the Plan, the Debtors intend to offer a non-litigation alternative to creditors in the context of the reorganization of the Debtors.

      The Debtors believe that settlement of these disputes is the best way to ensure a prompt resolution of the Chapter 11 Cases. They further believe that although litigation may produce somewhat different absolute and relative recoveries from those embodied in the Plan, such litigation may not increase the values to be distributed under the Plan and may not be finally resolved for years, thus delaying distributions to creditors and will be costly to the Estates.

      B. PROJECTED FINANCIAL INFORMATION

      The financial projections included in this Disclosure Statement are dependent upon the assumptions described in Article X of the Disclosure Statement. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Asset LLC, Litigation LLC and Newco. Therefore, the actual results achieved throughout the period covered by the projections will vary from the projected results. The variations may be material.

      C. SECURITIES ISSUED TO CLASS 1

      As discussed in Article XII, the Membership Interests and common stock of Newco will be subject to limitations on transferability under applicable federal and state securities laws. Even after such limitations expire, there is no assurance that an active market will exist for trading the Membership Interests or the common stock of Newco. No trading market currently exists for such Membership Interests and stock. Other than the valuation of the Newco stock included in Corporate Exhibit Appendix, the Debtors have not attempted to estimate the value of such stock and Membership Interests in connection with the development of the Plan, and no assurance can be given as to the value or market price of such stock and Membership Interests following the Effective Date.

            XIV. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

      The following discussion summarizes the material federal income tax consequences expected to result from the consummation of the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to, among others, the Debtors, and the holders of Claims.

      The following summary is for general information only. The federal income tax consequences of the Plan as well as computations of and rules regarding the utilization of Net Operating Losses (NOLs), are complex and subject to significant uncertainties. This summary does not address foreign, state or local tax consequences nor does it purport to address all of the federal income tax consequences of the Plan. This summary also does not purport to address the federal income tax consequences of the Plan to taxpayers subject to special treatment under the federal income tax laws, such as broker-dealers, tax-exempt entities, financial institutions, insurance companies, S corporations, small business investment companies, mutual funds, regulated investment companies, foreign corporations, and non-resident alien individuals. EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE POTENTIAL FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN AND THE LIQUIDATING TRUST.

      A. FEDERAL INCOME TAX CONSEQUENCES GENERALLY

      (a) GENERAL. The Plan is a reorganization pursuant to section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (sometimes referred to as a "C Reorg"). On the Effective Date, the management, control and operation of the Reorganized Debtors will become the general responsibility of the respective boards of directors (or managers, general partners or similar governing Persons, as applicable) of the Reorganized Debtors.

      (b) TRANSFER OF ASSETS TO ASSET LLC AND LITIGATION LLC, MEMBERSHIP INTERESTS TO NEWCO, AND STOCK OF NEWCO TO BANK OF AMERICA. On the Effective Date, in exchange for all of the Membership Interests in Asset LLC, UniCapital will transfer all of its Assets, except for its Causes of Action, D&O Claims, and D&O Insurance and certain Cash for reserves and expenses, but including remaining Cash and its Equity Interests in any Subsidiary, to Asset LLC, free and clear of all Liens except valid and enforceable Liens as of the Effective Date, including the Liens of the Agent and Lenders. The Reorganized Debtors will simultaneously transfer and assign all of their respective Causes of Action (other than Lease Collection Actions) and D&O Claims to UniCapital, and UniCapital will then transfer all Causes of Action and D&O Claims of UniCapital and the Reorganized Debtors (other than Lease Collection Actions, Seller Tax Indemnities and D&O Insurance) to Litigation LLC in exchange for all of the Membership Interests in Litigation LLC. UniCapital will then contribute all of the Membership Interests of Asset LLC and Litigation LLC to Newco, in exchange for all of the stock of Newco. UniCapital will then transfer all of the stock of

Newco to Bank of America, in exchange for which the amount of the Allowed Revolving Lender Claims owed by UniCapital shall be reduced in the amount specified in the Corporate Exhibit Appendix (which shall be allocated entirely to the portion of the Allowed Revolving Lender Claims held by Bank of America as Lender). UniCapital will take all steps necessary to effect its duties under the Plan, then dissolve under applicable non-bankruptcy law.

      B. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

      1. TRANSFER OF DEBTORS' ASSETS.

      The Debtors should not realize federal taxable income as the result of (i) the transfer of the Assets to Asset LLC and Litigation LLC and (ii) the transfer of the Newco stock to Bank of America, as described above (the "Transfer"). Any income as the result of the Transfer may be offset by net operating losses ("NOLs") and NOL carryforwards as well as by other losses realized on the Transfer. Accordingly, the Debtors do not believe that the Transfer will result in any material tax liability.

      The Debtors believe that as of June 30, 2001, the NOLs and NOL carryforwards that are allocable to the Debtors amount to approximately $218,000,000, and additional NOLs may be generated for the tax year ending December 31, 2001 that will precede the Effective Date. Any such NOLs, however, may be subject to audit and possible challenge by the IRS. The Debtors believe that, assuming the NOLs are not subject to a successful challenge by the IRS and assuming that a non permitted change of ownership does not occur under Section 382 of the Tax Code, and the "C"-type reorganization is respected, the NOLs should be sufficient to offset the federal taxable income arising on the Effective Date (as described above). The Debtors believe, therefore, that they should not be subject to tax as determined under the regular federal income tax rules. The Debtors may be subject, however, to the alternative minimum tax ("AMT"). For purposes of computing alternative minimum taxable income ("AMTI"), NOL carryforwards may not offset more than 90% of the pre-NOL AMTI. The rate of corporate tax on AMTI is 20 percent. Thus, a corporation that has taxable income prior to taking into account its NOL carryforwards may be required to pay federal tax at an effective rate of at least two percent (2%) of its pre-NOL AMTI (10 percent of the 20 percent AMT rate), regardless of the aggregate amount of its NOL carryforwards.

      You should also be aware that Bank of America may be able to take advantage of potential U.S. federal income tax benefits (the "Tax Benefits") by virtue of its acquisition of 100% of the common stock of Newco as part of the Plan and the potential existence of certain (1) NOL carryovers of the Reorganized Debtors, and (2) worthless stock losses related to the stock in the Reorganized Debtors. The NOL carryovers result from tax losses reported by the Debtors for the years prior to and including 2000, and which may be reported for the tax year 2001 and later years. The worthless stock losses may be available because of significant tax basis in the stock of the Debtors and certain non-debtor subsidiaries, which following the Effective Date will be owned by Asset LLC.

      It is important to recognize, however, that in order to realize the Tax Benefits Bank of America may be required, among other things, to satisfy a significant number of requirements and to comply with various restrictions and limitations imposed by applicable law. As a result, there can be no assurance that any of the potential Tax Benefits will be realized. The amount of the Tax Benefits, if they exist at all, cannot be ascertained at this time given these uncertainties and the fact that any benefits actually available will necessarily depend upon, among other things, future events which cannot be predicted. Further, the worthless stock losses will not be realizable immediately by Bank of America, and may only be available, if at all, after the Reorganized Debtors' respective assets are sold, transferred or otherwise disposed.

      You should also understand that the Tax Benefits do not constitute "Assets" of the Debtors, as such term is defined in the Plan. The Tax Benefits themselves cannot be sold, transferred or assigned by the Debtors to any third party and would not be available to any creditor other than Bank of America.(6) Moreover, any value ultimately realized from the Tax Benefits by the Bank of America will not constitute "Net Proceeds" or "Supplemental Net Proceeds," as such terms are defined in the Plan, and will not be applied or credited against the Allowed Revolver Lender Distribution or the Allowed Revolving Lender Claims for any purposes under the Plan. The Plan represents and embodies a compromise and settlement on this and other issues set forth in the Plan reached between the Debtors, the Lenders, Bank of America and the Committee. Confirmation of the Plan will preclude any later challenge by any party as to this or any of the other issues compromised and resolved under the Plan.

      Finally, you should also be aware that the Plan and the transactions contemplated thereunder are designed to maximize asset recovery for all creditors. In that regard, the structure of the Plan, including the re-vesting of the Assets of the Debtors in the Reorganized Debtors as contemplated under the Plan (as opposed to, for example, simply transferring the Asset to a liquidating trust) is intended, among other things, (i) to reduce the cost to administer the Assets; (ii) to achieve certain efficiencies and economies; and
(iii) to avoid an ownership change of the Assets that could trigger personal property sale and transfer tax liability.

      2. CANCELLATION OF INDEBTEDNESS INCOME.

      Upon the Effective Date of the Plan, the Debtors will be discharged of their outstanding indebtedness to the extent such discharge is allowed by law and such indebtedness is not otherwise satisfied. As a result, the Debtors generally will realize cancellation of indebtedness ("COI") income to the extent that the Cash and fair market value of any property paid by the Debtors in return for the discharge of indebtedness is less than the adjusted issue price (plus the amount of any accrued but unpaid interest) of such indebtedness discharged thereby. Under Section 108(a) of the Tax Code, however, COI income will not be recognized if the COI income occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the COI is granted by the court or is pursuant to a plan approved by the court. Accordingly, because the Debtors are under the jurisdiction of the Bankruptcy Court and the COI will be pursuant to the Bankruptcy Court's approval


-----------------
      (6) Technically, any "qualified creditor," as defined in Section 382(1)(5)(A)(ii) of the Internal Revenue Code of 1986, as amended, could also acquire the stock and thus the tax attributes of Newco. To do so, however, such creditor would have to satisfy all claims of Bank of America against the Debtors.

of the Plan, the Debtors should not be required to recognize any COI income realized as a result of the implementation of the Plan.

      Under Section 108(b) of the Tax Code, the Debtors will each be required to reduce certain tax attributes, including NOLs and NOL carryforwards, in an amount (subject to certain modifications) equal to the amount of COI income excluded from income as described in the preceding paragraph. Under the Tax Code, such tax attribute reduction occurs in the year after the determination of tax for the year which includes the Effective Date. Therefore, subject to the possible reduction or limitation discussed above, the NOLs of the Debtors should be available to offset income arising on or before the Effective Date (as described above in Section B.1 of this Article).

      Any reduction in tax attributes under Section 108(b) of the Tax Code appears to apply on a separate company basis even though the Debtors and certain other of their affiliates file a federal consolidated income tax return. Therefore, only Debtors realizing COI income should be required to reduce their tax attributes (including their NOLs). The IRS has held in private letter rulings that where a member of a consolidated group is permitted to exclude from income COI income pursuant to Section 108(a) of the Tax Code, such member is required to reduce only its own separate company tax attributes without having to reduce the tax attributes of any other member of the consolidated group. In a recent field service advice, however, the IRS ruled that a debtor member was required to treat all of a consolidated group's NOLs as a tax attribute of the debtor member subject to reduction under Section 108(b) of the Tax Code as a result of the exclusion of COI from income. Although such rulings and advice may not be relied upon by other taxpayers as binding authority, they do provide some indication of the IRS's position. Accordingly, either as a result of tax attribute reduction under Section 108(b) of the Tax Code or the liquidation of the Debtors, the NOLs of the Debtors and each of their affiliates may be eliminated or substantially limited in use and therefore effectively unavailable to Newco.

      C. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF ALLOWED CLAIMS

      1. ALLOWED CLASS 1 CLAIMS.

      Holders of Allowed Class 1 Claims will continue to hold their Claims against Newco after the Effective Date, so such holders should not realize gain or loss for federal income tax purposes on the Effective Date.

      2. OTHER ALLOWED CLAIMS.

      For federal income tax purposes, each holder of an Allowed Claim other than an Allowed Class 1 Claim generally should recognize gain or loss equal to the amount of any Cash received with respect to its Claim (other than for accrued but unpaid interest) less its adjusted tax basis in its Claim (other than for accrued but unpaid interest). The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will depend on a number of factors, including: (i) the nature and origin of the Claim (E.G., Claims arising in the ordinary course of a trade or business or made for investment purposes); (ii) the tax status of the holder of the Claim; (iii) whether the Claim is a capital asset in the hands of the holder; (iv) whether the Claim has been held by the holder for more than one year; (v) the extent to which the holder previously claimed a loss or a bad debt deduction with respect to the Claim; and (vi) the extent to which the holder acquired the Claim at a market discount.

      3. RECEIPT OF INTEREST. To the extent that a holder of a Claim receives any Cash in respect of its Claims for interest, such holder generally will recognize interest income if such amounts have not already been included for federal income tax purposes in such holder's taxable income under its method of tax accounting. In the event that the amount of Cash allocable to a Claim for interest is less than the amount previously included as interest on the Claim in the holder of a Claim's federal taxable income, the discharged portion of the interest may be deductible as an ordinary loss in the taxable year in which the Effective Date occurs (or, if later, the taxable year in which the Claim becomes Allowed).

      D. DISPUTED CLAIMS

      1. DISPUTED CLAIMS IN CLASS 5.

      On the Effective Date or as soon thereafter as the holders of Allowed Class 5 Claims are entitled to Distributions of Cash under the Plan, the Debtors or UniCapital as Disbursing Agent will transfer a fixed amount of Cash from such Cash Distributions to a Disputed Claims Reserve for Class 5 Claims, as part of the Class 5 Escrow Account. The federal income tax treatment with respect to disputed claims held by such a reserve is unclear. Subject to definitive guidance, the Plan requires that UniCapital, as Disbursing Agent on behalf of the holders of the Disputed Claims in Class 5 whose Cash will be held by the Disputed Claims Reserve, pay tax on net income allocable to such Claims at the highest marginal tax rate applicable to corporations while the Dispute Claims Reserve holds Cash. The IRS might assert, however, that any such income is allocable to the holders of the Allowed Class 5 Claims or otherwise. If the IRS were successful with this argument, UniCapital as Disbursing Agent should be able to file a claim for a refund for taxes paid by the Disputed Claims Reserve with respect to such income, barring the lapse of the applicable statute of limitations period.

      To the extent a Disputed Claim in Class 5 is Disallowed, the interests of the holders of the Allowed Class 5 Claims may be affected, if the total amount of Distributions to the holders of Allowed Class 5 Claims is increased as a result of such Disallowance. For example, if the total amount if Allowed Class 5 Claims falls below $50,000,000, then each holder of Allowed Class 5 Claims will receive a Ratable Share of the Minimum Funding Requirement (less the Class 5 Litigation Costs), which could increase such holder's Class 5 Claimant Amount above ten percent (10%) of the amount of such holder's Allowed Class 5 Claim. In this regard, the disallowance of a Disputed Claim in Class 5 would be treated as an additional distribution of Assets held by the Disputed Claims Reserve to holders of Allowed Class 5 Claims at such time that should increase the income or the gain (or decrease the loss) recognized by such holders on a Distribution as well as increase the holder's tax basis in its allocable share of each Asset in the Disputed Claims Reserve. To the extent a Disputed Claim in Class 5 becomes an Allowed Claim, the federal income tax consequences to the holder of such a Claim should generally be the same as the consequences to holders of Allowed Class 5 Claims described above in Section C. Further, such holder's recognition of gain or loss resulting from the exchange of a Claim for Assets in the Disputed Claims Reserve should not occur until the date the Disputed Claim in Class 5 becomes an Allowed Class 5 Claim. EACH HOLDER OF A CLASS 5 CLAIM IS

STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ALLOWANCE OR DISALLOWANCE OF A CLASS 5 CLAIM.

      2. OTHER DISPUTED CLAIMS.

      On the Effective Date or as soon thereafter as the holders of other Classes of Allowed Claims are entitled to Distributions of Cash under the Plan, the Debtors or the applicable Disbursing Agent will transfer Cash to the Disputed Claims Reserves in respect of the Disputed Claims for such other Classes ("Other Disputed Claims"). The federal income tax treatment with respect to such Other Disputed Claims is unclear. Subject to definitive guidance, the Plan requires that the applicable Disbursing Agent (either UniCapital or Asset
LLC) pay tax on net income allocable to the Disputed Claims Reserves at the highest tax rate applicable to corporations while such Disputed Claims Reserves hold Cash on account of such Other Disputed Claims. The IRS might assert, however, that any such income is allocable to the holders of Allowed Claims in such other Classes or otherwise. If the IRS were successful with this argument, the applicable Disbursing Agent should be able to file a claim for a refund for taxes paid by such Disputed Claims Reserves with respect to such income, barring the lapse of the applicable statute of limitations period.

      E. WITHHOLDING AND REPORTING

      The Debtors and, after the Effective Date, the applicable Disbursing Agent, will withhold all amounts required by law to be withheld from payments to holders of Allowed Claims as applicable. For example, under federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to backup withholding at a 31% rate. Backup withholding generally applies only if the holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN; (iii) fails properly to report interest or dividends; or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in overpayment of tax. Certain persons are exempt from backup withholding, including corporations and financial institutions.

                  XV. ALTERNATIVES TO CONFIRMATION OF THE PLAN

      The Debtors believe that the Plan affords the holders of Claims the potential for the greatest realization on the Debtors' assets and, thus, is in the best interests of such holders. If the Plan is not confirmed, however, alternatives include (a) alternative plans of reorganization or (b) liquidation of the Debtors under chapter 7 or chapter 11. As discussed, the Debtors believe that the Plan is preferable to a liquidation without the increased costs associated with the appointment of a trustee under chapters 7 or 11.

                    XVI. ALTERNATIVE PLANS OF REORGANIZATION

      If the Plan is not confirmed, the Debtors or, if the Bankruptcy Court did not grant further extensions of the Debtors' exclusive period in which to solicit votes for a plan of reorganization, any other party-in-interest in the Chapter 11 Cases, could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors' businesses, or an orderly liquidation of its assets or a combination of both. The Debtors do not believe that an alternative plan could provide greater recoveries than those provided in the Plan. Moreover, the filing of alternative plans would result in additional costs in administering the Chapter 11 Cases and significant delays in making distributions.

                           XVII. CONFIRMATION HEARING

      By order of the court dated December 12, 2001, the Confirmation Hearing has been scheduled for January 9, 2002 at 2:00 p.m. Eastern Time, before the Honorable Cornelius Blackshear, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement made at the Confirmation Hearing or any adjourned hearing. Any objection to confirmation must be made in writing, filed with the Clerk of the Bankruptcy Court and served upon the following parties, together with proof of service thereof, so as to be ACTUALLY RECEIVED on or before January 4, 2002 at 12:00 noon (Eastern Time):

            FOR THE DEBTORS

            UniCapital Corporation
            20801 Biscayne Blvd., Suite 403
            Aventura, Florida 33180
            Tel: (305) 899-5000
            Fax: (305) 931-9295
            Attn: E. Talbot Briddell

            with copies to:

            Greenberg Traurig, LLP
            Attorneys for the Debtors
            200 Park Avenue
            New York, New York  10166
            Tel:  (212) 801-9200
            Fax: (212) 801-6400
            Attn: Richard S. Miller, Esq.
                  Howard J. Berman, Esq.

            FOR THE AGENT AND LENDERS

            Clifford Chance Rogers and Wells
            200 Park Avenue
            New York, New York 10166
            Tel: (212) 878-8000
            Fax: (212) 878-8375
            Attn: Margot Schonholtz, Esq.
                  Stephen J. Quine, Esq.

            FOR THE COMMITTEE

            Togut, Segal & Segal LLP
            One Penn Plaza, Suite 3335
            New York, NY 10119
            Tel:  (212) 594-5000
            Fax: (212) 967-4258
            Attn:   Albert Togut, Esq.
                  Neil Berger, Esq.

      Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT WILL NOT BE CONSIDERED BY THE COURT.

      At the Confirmation Hearing, the Court must determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied and, upon demonstration of such compliance, the Court will enter the Confirmation Order.

                                XVIII. CONCLUSION

      The Debtors submit that the Plan complies in all respects with chapter 11 of the Bankruptcy Code and the Debtors recommend to holders of Claims who are entitled to vote on the Plan that they vote to accept the Plan. The Debtors remind such holders that, to be counted, each ballot, signed and marked to indicate the holder's vote, must be actually received by no later than 12:00 noon (Eastern Time) on January 4, 2002, at the following address:

                  UniCapital Corporation, ET AL.
                  c/o Donlin, Recano & Company, Inc.
                  P.O. Box 2034
                  Murray Hill Station
                  New York, New York 10156

                  Or, if being sent by hand, to the following address:

                  UniCapital Corporation, ET AL.
                  c/o Donlin, Recano & Company, Inc.
                  419 Park Avenue South, Suite 1206
                  New York, New York 10016

Dated: New York, New York
       December 12, 2001

                              Respectfully Submitted,

                              JACOM COMPUTER SERVICES, INC., UNICAPITAL
                              CORPORATION, ET AL.
                              Debtors and Debtors-in-Possession

                              By:   /S/ E. TALBOT BRIDDELL
                                    ------------------------------
                                    E. Talbot Briddell
                                    Chief Executive Officer and
                                    Chairman of the Board of Directors